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                        STANDARD FORM OF OFFICE LEASE
                   The Real Estate Board of New York, Inc.
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Agreement of Lease, made as of this ________________ day of August 1995, between 170 FIFTH ASSOCIATE, INC, having an office at 55 Fifth Avenue, 17th Floor, New York, NY party of the first part, hereinafter referred to as OWNER, and

                                 iVILLAGE, INC.

                    party of the second part, hereinafter referred to as TENANT,

Witnesseth: Owner hereby leases to Tenant and Tenant hereby hires from Owner all of the fourth (4th) floor in the building known as 170 Fifth Avenue in the Borough of Manhattan, City of New York, for the term of Six (6) Years (or until such term shall sooner cease and expire as hereinafter provided) to commence on the 1st day of SEPTEMBER nineteen hundred and ninety five, and to end on the 31st day of AUGUST Two thousand and one both dates inclusive, at an annual rental rate set forth at the RIDER;

which Tenant agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each month during said term, at the office of Owner or such other place as Owner may designate, without any set off or deduction whatsoever, except that Tenant shall pay the first __ monthly installment(s) on the execution hereof (unless this lease be a renewal).

     In the event, at the commencement of the term of this lease, or thereafter, Tenant shall be in default in the payment of rent to Owner pursuant to the terms of another lease with Owner or with Owner's predecessor in interest, Owner may at Owner's option and without notice to Tenant add the amount of such arrears to any monthly installment of rent payable hereunder and the same shall be payable to Owner as additional rent.

     The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant as follows:

Rent Occupancy

1. Tenant shall pay the rent as above and as hereinafter provided at the RIDER.

2. Tenant shall use and occupy demised premises for Advertising and Media Services and for no other purpose.

Tenant Alterations:

3. Tenant shall make no changes in or to the demised premises of any nature without Owner's prior written consent. Subject to the prior written consent of Owner, and to the provisions of this article, Tenant at Tenant's expense, may make alterations, installations, additions or improvements which are non-structural and which do not affect utility services or plumbing and electricity lines, in or to the interior of the demised premises by using contractors or mechanics first approved by Owner. Tenant shall, before making any alterations, additions, installations or improvements, at its expense, obtain all permits, approvals and certificates required by any governmental or quasi governmental bodies and (upon completion) certificates of final approval thereof and shall deliver promptly duplicates of all such permits, approvals and certificates to Owner and Tenant agrees to carry and will cause Tenant's contractors and sub-contractors to carry such workman's compensation, general liability, personal and property damage insurance as Owner may require. If any mechanic's lien is filed against the demised premises, or the building of which the same forms a part, for work claimed to have been done for, or materials furnished to, Tenant, whether or not done pursuant to this article, the same shall be discharged by Tenant within thirty days thereafter, at Tenant's expense, by filing the bond required by law. All fixtures and all paneling, partitions, railings and like installations, installed in the premises at any time, either by Tenant or by Owner in Tenant's behalf, shall, upon installation, become the property of Owner and shall remain upon and be surrendered with the demised premises unless Owner, by notice to Tenant no later than twenty days prior to the date fixed as the termination of this lease, elects to relinquish Owner's right thereto and to have them removed by Tenant, in which event the same shall be removed from the premises by Tenant prior to the expiration of the lease, at Tenant's expense. Nothing in this Article shall be construed to give Owner title to or to prevent Tenant's removal of trade fixtures, moveable office furniture and equipment, but upon removal of any such from the premises or upon removal of other installations as may be required by Owner, Tenant shall immediately and at its expense, repair and restore the premises to the condition existing prior to installation and repair any damage to the demised premises or the building due to such removal. All property permitted or required to be removed, by Tenant at the end of the term remaining in the premises after Tenant's removal shall be deemed abandoned and may, at the election of Owner, either be retained as Owner's property or may be removed from the premises by Owner, at Tenant's expense.

Maintenance and [ILLEGIBLE]

4. Tenant shall, throughout the term of this lease, take good care of the demised premises and the fixtures and [ILLEGIBLE] which arise out of any work, labor, service or equipment done for or supplied to Tenant or any subtenant or arising out of the installation, use or operation of the property or equipment of Tenant or any subtenant. Tenant shall also repair all damage to the building and the demised premises caused by the moving of Tenant's fixtures, furniture and equipment. Tenant shall promptly make, at Tenant's expense, all repairs in and to the demised premises for which Tenant is responsible, using only the contractor for the trade or trades in question, selected from a list of at least two contractors per trade submitted by Owner. Any other repairs in or to the building or the facilities and systems thereof for which Tenant is responsible shall be performed by Owner at the Tenant's expense. Owner shall maintain in good working order and repair the exterior and the structural portions of the building, including the structural portions of its demised premises, and the public portions of the building interior and the building plumbing, electrical, heating and ventilating systems (to the extent such systems presently exist) serving the demised premises. Tenant agrees to give prompt notice of any defective condition to the premises for which Owner may be responsible hereunder. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or others making repairs, alterations, additions or improvements in or to any portion of the building or the demised premises or in and to the fixtures, appurtenances or equipment thereof. It is specifically agreed that Tenant shall not be entitled to any setoff or reduction of rent by reason of any failure of Owner to comply with the covenants of this or any other article of this Lease. Tenant agrees that Tenant's sole remedy of law in such instance will be by way of an action for damages for breach of contract. The provisions of this Article 4 shall not apply in the case of fire or other casualty which are dealt with in Article 9 hereof.

Window Cleaning:

5. Tenant will not clean nor require, permit, suffer or allow any window in the demised premises to be cleaned from the outside in violation of Section 202 of the Labor Law or any other applicable law or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or asserting jurisdiction.

Requirements of Law, Fire Insurance, Floor Loads:

6. Prior to the commencement of the lease term, if Tenant is then in possession, and at all times thereafter, Tenant, at Tenant's sole cost and expense, shall promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any directon of [ILLEGIBLE]


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of use or manner of use of the premises or the building (including the use permitted under the lease). Nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has, by its manner of use of the demised premises or method of operation therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto. Tenant may, after securing Owner to Owner's satisfaction against all damages, interest, penalties and expenses, including, but not limited to, reasonable attorney's fees, by cash deposit or by surety bond in an amount and in a company satisfactory to Owner, contest and appeal any such laws, ordinances, orders, rules, regulations or requirements provided same is done with all reasonable promptness and provided such appeal shall not subject Owner to prosecution for a criminal offense or constitute a default under any lease or mortgage under which Owner may be obligated, or cause the demised premises or any part thereof to be condemned or vacated. Tenant shall not do or permit any act or thing to be done in or to the demised premises which is contrary in law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Owner with respect to the demised premises or the building of which the demised premises form a part, or which shall or might subject Owner to any liability or responsibility to any person or for property damage. Tenant shall not keep anything in the demised premised except as now or hereafter permitted by the Fire Department, Board of Fire Underwriters, Fire Insurance Rating Organization or other authority having jurisdiction, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the building, nor use the premises in a manner which will increase the insurance rate for the building or any property located therein over that in effect prior to the commencement of Tenant's occupancy. Tenant shall pay all costs, expenses, fines, penalties, or damages, which may be imposed upon Owner by reason of Tenant's failure to comply with the provisions of this article and if by reason of such failure the fire insurance rate shall, at the beginning of this lease or at ant time thereafter, be higher than it otherwise would be, then Tenant shall reimburse Owner, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Owner which shall have been charged because of such failure by Tenant. In any action or proceeding wherein Owners and Tenant are parties, a schedule or "make-up" of rate for the building or demised premises issued by the New York Fire Insurance Exchange, or other body making fire insurance rates applicable to said premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to said premises. Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Owner reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Tenant, at Tenant's expense, in settings sufficient, in Owner's judgement, to absorb and prevent vibration, noise and annoyance.

Subordination:

7. This lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which demised premises are a part and to all renewals, modifications consolidations, replacements and extensions of any such underlying leases and mortgages. This clause shall be self-operative and no further instrument of subordination shall be required by any ground or underlying lessor or by any mortgagee, affecting any lease or the real property of which the demised premises are a part. In confirmation of such subordination, Tenant shall execute promptly any certificate that Owner may request.

Property--Loss, Damage, Reimbursement, Indemnity:

8. Owner or its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the building, nor for loss of or damage to any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by or due to the negligence of Owner, its agents, servants or employees. Owner or its agents will not be liable for any such damage caused by other tenants or persons in, upon or about said building or caused by operations in construction or any private, public or quasi public work. If at any time any windows of the demised premises are temporarily closed, darkened or bricked up (or permanently closed, darkened or bricked up, if required by law) for any reason whatsoever including, but not limited to Owner's own acts, Owner shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatement or diminution of rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction. Tenant shall indemnify and save harmless Owner against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Owner shall not be reimbursed by insurance, including reasonable attorneys fees, paid, suffered or incurred as a result of any breach by Tenant, Tenant's agents, contractors, employees, invitees, or licensees, of any covenant or condition of this lease, or the carelessness, negligence or improper conduct of the Tenant, Tenant's agents, contractors, employees, invitees or licensees. Tenant's liability under this lease extends to the acts and omissions of any sub-tenant, and any agent, contractor, employee, invitee or licensee of any sub-tenant. In case any action or proceeding is brought against Owner by reason of any such claim, Tenant, upon written notice from Owner, will, at Tenant's expense, resist or defend such action or proceeding by counsel approved by Owner in writing, such approval not to be unreasonably withheld.

Destruction, Fire and Other Casualty:

9. (a) If the demised premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Owner and this lease shall continue in full force and effect except as hereinafter set forth.
(b) If the demised premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be [ILLEGIBLE] date when the premises shall have been repaired and restored by Owner, subject to Owner's right to elect not to restore the same as hereinafter provided. (d) If the demised premises are rendered wholly unusable or (whether or not the demised premises are damaged in whole or in part) if the building shall be so damaged that Owner shall decide to demolish it or to rebuild it, then, in any of such events, Owner may elect to terminate this lease by written notice to Tenant, given within 90 days after such fire or casualty, specifying a date for the expiration of the lease, which date shall not be more than 60 days after the giving of such notice, and upon the days specified in such notice the term of this lease shall expire as fully and completely as if such date were the date set forth above for the termination of this lease and Tenant shall forthwith quit, surrender and vacate the premises without prejudice however, to Landlord's rights and remedies against Tenant under the lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Unless Owner shall serve a termination notice as provided for herein, Owner shall make the repairs and restorations under the conditions of (b) and (c) hereof, with all reasonable expedition, subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Owner's control. After any such casualty, Tenant shall cooperate with Owner's restoration by removing from the premises as promptly as reasonably possible, all of Tenant's salvageable inventory and movable equipment, furniture, and other property. Tenant's liability for rent shall resume five (5) days after written notice from Owner that the premises are substantially ready for Tenant's occupancy. (e) Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty. Notwithstanding the foregoing, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible and to the extent permitted by law. Owner and Tenant each hereby releases and waives all right of recovery against the other or any one claiming through or under each of them by way of subrogation or otherwise. The foregoing release and waiver shall be in force only if both releasors' insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance. If, and to the extent, that such waiver can be obtained only by the payment of additional premiums, then the party benefitting from the waiver shall pay such premium within ten days after written demand or shall be deemed to have agreed that the party obtaining insurance coverage shall be free of any further obligation under the provisions hereof with respect to waiver of subrogation. Tenant acknowledges that Owner will not carry insurance on Tenant's furniture and/or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant and agrees that Owner will not be obligated to repair any damage thereto or replace the same. (f) Tenant hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provisions of this article shall govern and control in lieu thereof.

Eminent Domain:

10. If the whole or any part of the demised premises shall be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then and in the event, the term of this lease shall cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim for the value of any unexpired term of said lease and assigns to Owner, Tenant's entire interest in any such award.

Assignment, Mortgage, Etc.:

11. Tenant, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this agreement, nor underlet, or suffer or permit the demised premises or any part thereof to be used by others, without the prior written consent of Owner in each instance. Transfer of the majority of the stock of a corporate Tenant shall be deemed an assignment. If this lease be assigned, or if the demised premises or any part thereof be underlet or occupied by anybody other than Tenant, Owner may, after default by Tenant, collect rent from the assignee, under-tenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant or the acceptance of the assignee, under-tenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Owner to an assignment or underletting shall not in any wise be construed to relieve Tenant from obtaining the express consent in writing of Owner to any further assignment or underletting.

Electric Current:

12. Rates and conditions in respect to submetering or rent, inclusion, as the case may be, to be added in RIDER attached hereto. Tenant covenants and agrees that at all times its use of electric current shall not exceed the capacity of existing feeders to the building or the risers or wiring installation and Tenant may not use any electrical equipment which, in Owner's opinion, reasonably exercised, will overload such installations or interfere with the use thereof by other tenants of the building. The change at any time of the character of electric service shall in no wise make Owner liable or responsible to Tenant, for any loss, damages or expenses which Tenant may sustain. SEE RIDER

Access to Premises:

13. Owner or Owner's agents have the right (but shall not be obligated) to enter the demised premises in any emergency at any time, and, at other reasonable times, to examine the same and to make such repairs, replacements and improvements as Owner may deem necessary and reasonably desirable to the demised premises or to any other portion of the building or which Owner may elect to perform. Tenant shall permit Owner to use and maintain and replace pipes and conduits in and through the demised premises and to erect new pipes and conduits therein provided they are concealed within the walls, floor or ceiling/ Owner may during the [ILLEGIBLE]


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same to prospective purchasers or mortgagees of the building, and during the last six months of the term for the purpose of showing the same to prospective tenants. If Tenant is not present to open and permit an entry into the premises, Owner or Owner's agents may enter the same whenever such entry may be necessary or permissible by master key or forcibly and provided reasonable cause is exercised to safeguard Tenant's property, such entry shall not render Owner or its agents liable therefor, nor in any event shall the obligations of Tenant hereunder be affected. If during the last month of the term Tenant shall have removed all or substantially all of Tenant's property therefrom, Owner may immediately enter, alter, renovate or redecorate the demised premises without limitation or abatement of rent, or incurring liability to Tenant for any compensation and such act shall have no effect on this lease or Tenant's obligations hereunder.

Vault, Vault Space, Area:

14. No Vaults, vault space or area, whether or not enclosed or covered, not within the property line of the building is leased hereunder, anything contained in or indicated on any sketch, blue print or plan, or anything contained elsewhere in this lease to the contrary notwithstanding Owner makes no representation as to the location of the property line of the building. All vaults and vault space and all such areas not within the property line of the building, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility, Owner shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent, not shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant.

Occupancy:

15. Tenant will not at any time use or occupy the demised premises in violation of the certificate of occupancy issued for the building of which the demised premises are a part. Tenant has inspected the premises and accepts them as is, subject to the riders annexed hereto with respect to Owner's work, if any. In any event, Owner makes no representation as to the condition of the premises and Tenant agrees to accept the same subject to violations, whether or not of record.

Bankruptcy:

16. (a) Anything elsewhere in this lease to the contrary notwithstanding, this lease may be cancelled by Owner by the sending of a written notice to Tenant within a reasonable time after the happening of any one of more of the following events: (1) the commencement of a case in bankruptcy or under the laws of any state naming Tenant as the debtor; or (2) the making by Tenant of an assignment or any other arrangement for the benefit or creditors under any state statute. Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the premises demised but shall forthwith quit and surrender the premises. If this lease shall be assigned in accordance with its terms, the provisions of this
Article 16 shall be applicable only to the party then owning Tenant's interest in this lease.

     (b) it is stipulated and agreed that in the event of the termination of this lease pursuant to (a) hereof, Owner shall forthwith, notwithstanding any other provisions of this lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to the difference between the rent reserved hereunder for the unexpired portion of the term demised and the fair and reasonable rental value of the demised premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the demised premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of four percent (4%)) per annum. If such premises or any part hereof be relet by the Owner for the unexpired term of said lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall be deemed to be the fair and reasonable rental value for the part or the whole of the premises so re let during the term of the re letting. Nothing herein contained shall limit or prejudice the right of the Owner to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

17. (1) If Tenant defaults in fulfilling any of the covenants of this lease other than the covenants for the payment of rent or additional rent; or if the demised premises become vacant or deserted; or if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the demised premises shall be taken or occupied by someone other than Tenant; or if this lease be rejected under ss. 235 of Title 11 of the U.S. Code (bankruptcy code); or if Tenant shall fail to move into or take possession of the premises within fifteen (15) days after the commencement of the term of this lease, then, in any one or more of such events, upon Owner serving a written __ days notice upon Tenant specifying the nature of said default and upon the expiration of said ________, if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said ______ day period, and if Tenant shall not have diligently commenced during such default within such five ___ period, and shall not thereafter with reasonable diligence and in good faith, proceed to remedy or cure such default, then Owner may serve a written __ days' notice of cancellation of this lease upon Tenant, and upon expiration of said ___ days this lease and the term thereunder shall end and expire as fully and completely as if the expiration of such [ILLEGIBLE].

     (2) If the notice provided for in (1) hereof shall have been given, and the term shall expire as aforesaid, or if Tenant shall make default in the payment of the rent reserved herein or any item of additional rent herein mentioned or any part of either or in making any other payment herein required, then and in any of such events Owners may without notice, re enter the demised premises either by force or otherwise, and dispossess Tenant by summary proceedings or otherwise, and the legal representative of Tenant or other occupant of demised premises and remove their effects and hold the premises as if this lease had not been made, and Tenant hereby waives the service of notice of intention to re enter or to institute legal proceedings to that end. If Tenant shall make default hereunder prior to the date fixed as the commencement of any renewal or extension of this lease, Owner may cancel and terminate such renewal or extension agreement by written notice.

Remedies of Owner and Waiver of Redemption:

18. In case of any such default, re entry, reparation and/or dispossess by summary proceedings or otherwise, (a) the rent shall become due thereupon and be paid up to the time of such re entry, dispossess and on expiration; (b) Owner may re let the premises or any part or parts thereof, either in the name of Owner or otherwise, for a term or terms, which may at Owner's option be less than or exceed the period which would otherwise have constituted the balance of the term of this lease and may grant concessions or free rent or charge a higher rental than that in this lease, and/or (c) Tenant or the legal representatives of Tenant shall also pay Owner as liquidated damages for the failure of Tenant to observe and perform said Tenant's covenants herein contained, any deficiency between the rent hereby reserved and/or covenanted to be paid and the net amount, if any, of the rents collected on account of the lease or leases of the demised premises for each month of the period which would otherwise have constituted the balance of the term of this lease. The failure of Owner to re let the premises or any part or parts thereof shall not release or affect Tenant's liability for damages. In computing such liquidated damages there shall be added to the said deficiency such expenses as Owner may incur in connection with re letting, such as legal expenses, attorneys' fees, brokerage, advertising and for keeping the demised premises in good order or for preparing the same for re letting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this lease and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Owner to collect the deficiency for any subsequent month by a similar proceeding. Owner, in putting the demised premises in good order or preparing the same for re rental may, at Owner's option, make such alterations, repairs, replacements, and/or decorations in the demised premises as Owner, in Owner's sole judgement, considers advisable and necessary for the purpose of re letting the demised premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Owner shall in no event be liable in any way whatsoever for failure to re let the demised premises, or in the event that the demised premises are re let, for failure to collect the rent thereof under such re- letting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rents collected over the sums payable by Tenant to Owner hereunder. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Owner shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re entry, summary proceedings and other remedies were not herein provided for. Mention in this lease of any particular remedy, shall not preclude Owner from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Owner obtaining possession of demised premises, by reason of the violation by Tenant of any of the covenants and conditions of this lease, or otherwise.

Fees and Expenses

19. If Tenant shall default in the observance or performance of any term or covenant on Tenant's part to be observed or performed under or by virtue of any of the terms or provisions in any article of this lease, then, unless otherwise provided elsewhere in this lease, Owner may immediately or at any time thereafter and without notice perform the obligation of Tenant thereunder. If Owner, in connection with the foregoing or in connection with any default by Tenant in the covenant to pay rent hereunder, makes any expenditures or incurs any obligations for the payment of money, including but not limited to attorney's fees, in instituting, prosecuting or defending any action or proceeding, then Tenant will reimburse Owner for such sums so paid or obligations incurred with interest and costs. The foregoing expenses incurred by reason of Tenant's default shall be deemed to be additional rent hereunder and shall be paid by Tenant to Owners within five (5) days of rendition of any bill or statement to Tenant therefor. If Tenant's lease term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Owner as damages.

Building Alterations and Management:

20. Owner shall have the right at any time without the same constituting an eviction and without incurring liability to Tenant therefore to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the building and to change the name, number or designation by which the building may be known. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or other Tenants making any repairs in the building or any such alterations, additions and improvements. Further more, Tenant shall not have any claim against Owner by reason of Owner's imposition of such controls of the manner of access to the building by Tenant's [ILLEGIBLE] it is erected or the demised premises, the rents, leases expenses of operation or any other matter or thing affecting or related to the premises except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this lease. Tenant has inspected the building and the demised premises and is thoroughly acquainted with their condition and agrees to take the same "as is" and acknowledges that the taking of possession of the demised premises by Tenant shall be conclusive evidence that the said premises and the building of which the same form a part were in good and satisfactory condition at the time such possession was so taken, except as to latent defects. All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Owner and Tenant and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

End of Term:

22. Upon the expiration or other termination of the term of this lease, Tenant shall quit and surrender to Owner the demised premises, broom clean, in good order and condition, ordinary wear and damages which Tenant is not required to repair as provided elsewhere in this lease excepted, and Tenant shall remove all its property. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this lease. If the last day of the term of this lease or any renewal thereof, falls on Sunday, this lease shall expire at noon on the preceding Saturday unless it be a legal holiday in which case it shall expire at noon on the preceding business day.

Quiet Enjoyment:

23. Owner covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the premises hereby demised, subject, nevertheless, to the terms and conditions of the lease including, but not limited to, Article 31, hereof and to the ground leases, underlying leases and mortgages hereinbefore mentioned.

Failure to Give Possession:

24. If the Owner is unable to give possession of the demised premises on the date of the commencement of the term hereof, because of the holding-over or retention of possession of any tenant, undertenant or occupants or if the demised premises are located in a building being constructed, because such building has not been sufficiently completed to make the premises ready for occupancy or because of the fact that a certificate of occupancy has not been procured or for any other reason, Owner shall not be subject to any liability for failure to give possession on said date and the validity of the lease shall not be impaired under such circumstances, nor shall the same be construed in any wise to extend the term of this lease, but the rent payable hereunder shall be abated (provided Tenant is not responsible for Owner's inability to obtain possession) until after Owner shall have given Tenant written notice that the premises are substantially ready the Tenant's occupancy. If permission is given to Tenant to enter into the possession of the demised premises or to occupy premises other than the demised premises prior to the date specified as the commencement of the term of this lease, Tenant covenants and agrees that such occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this lease, except as to the covenant to pay rent. The provisions of this article are intended to constitute "an express provision to the contrary" within the meaning of Section 223-a of the New York Real Property Law.

No Waiver:

25. The failure of Owner to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this lease or of any of the Rules or Regulations, set forth or hereafter adopted by Owner, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Owner of rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach and no provision of this lease shall be deemed to have been waived by Owner unless such waiver be in writing signed by Owner. No payment by Tenant or receipt by Owner of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner's right to recover the balance of such rent or pursue any other remedy in this leases provided. No act or thing done by Owner or Owner's agents during the term hereby demised shall be deemed an acceptance of a surrender of said premises, and no agreement to accept such surrender shall be valid unless in writing signed by Owner. No employee of Owner or Owner's agent shall have any power to accept the keys of said premises prior to the termination of the lease and the delivery of keys to any such agent or employee shall not operate as a termination of the lease or a surrender of the premises.

Waiver of Trial by Jury:

26. It is mutually agreed by and between Owner and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this lease, the relationship of Owner and Tenant, Tenant's use of or occupancy of said premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Owner commences any summary proceeding for possession of the premises, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding including a counterclaim under Article 4. [ILLEGIBLE] unable to fulfill any of its obligations under this lease or to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repair, additions, alterations or decorations or is unable to supply or is delayed from so doing by reason of strike or labor troubles or any cause whatsoever including, but not limited to, government preemption in connection with a National Emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency.

Inability to Perform:

27. This Lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no wise be affected, impaired or excused because Owner is unable to fulfill any of its obligations under this lease or to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repair, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Owner is prevented or delayed from so doing by reason of strike or labor troubles or any cause whatsoever including, but not limited to, government preemption in connection with a National Emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency.

Bills and Notices:

28. Except as otherwise in this lease provided, a bill, statement, notice or communication which Owner may desire or be required to give to Tenant, shall be deemed sufficiently given or tendered if, in writing, delivered to Tenant personally or sent by registered or certified mail addressed to Tenant at the building of which the demised premises form a part or at the last known residence address or business address of Tenant or left at any of the aforesaid premises addressed to Tenant, and the time of the rendition of such bill or statement and of the giving of such notice or communication shall be deemed to be the time when the same is delivered to Tenant, mailed, or left at the premises as herein provided. Any notice by Tenant to Owner must be served by registered or certified mail addressed to Owner at the address first hereinabove given or at such other address as Owner shall designate by written notice.

Services Provided by Owners:

29. SEE RIDER

Captions:

30. The Captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this lease nor the intent of any provisions thereof.

Definitions:

31. The term "office", or "offices", wherever used in this lease, shall not be construed to mean premises used as a store or stores, for the sale or display, at any time, of goods, wares or merchandise, of any kind, or as a restaurant, shop, booth, bootblack or other stand, barber shop, or for other similar purposes or for manufacturing. The term "Owner" means a landlord or lessor, and as used in this lease means only the owner, or the mortgagee in possession, for the time being of the land and building (or the owner of a lease of the building or of the land and building) of which the demised premises form a part, so that in the event of any sale or sales of said land and building or of said lease, or in the event of a lease of said building, or of the land and building, the said Owner shall be and hereby is entirely freed and relieved of all covenants and obligations of Owner hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the building, or of the land and building, that the purchaser or the lessee of the building has assumed and agreed to carry out any and all covenants and obligations of Owner, hereunder. The words "re-enter" and "re-entry" as used in this lease are not restricted to their technical legal meaning. The term "business days" as used in this lease shall exclude Saturdays (except such portion thereof as is covered by specific hours in Article 29 hereof), Sundays and all days observed by the State or Federal Government [ILLEGIBLE]

Adjacent Excavation-Shoring:

32. If an excavation shall be made upon land adjacent to the demised premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the demised premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the building of which demised premises form a part from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Owner, or diminution or abatement of rent.

Rules and Regulations:

33. Tenant and Tenant's servants, employees, agents, visitors, and licensees shall observe faithfully, and comply strictly with, the Rules and Regulations and such other and further reasonable Rules and Regulations as Owner or Owner's agents may from time to time adopt. Notice of any additional rules or regulations shall be given in such manner as Owner may elect. In case Tenant disputes the reasonableness of any additional Rule or Regulation hereafter made or adopted by Owner or Owner's agents, the parties hereto agree to submit the question of the reasonableness of such Rule or Regulation for decision to the New York office of the American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rule or Regulation upon Tenant's part shall be deemed waived unless the same shall be asserted by service of a notice, in writing upon Owner within thirty (30) days after the giving of notice thereof. Nothing in the lease contained shall be construed to impose upon Owner any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, as against any other tenant and Owner shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.

Security:

34. Tenant has deposited with Owner the sum of $14,600.00* as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this lease; it is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this lease, including, but not limited to, the payment of rent and additional rent, Owner may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent or and other sum as to which Tenant is in default or for any sum which Owner may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this lease, including but not limited to, any damages or deficiency in re-letting of the premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Owner. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, the security shall be returned to Tenant after the date fixed as the end of the Lease and after delivery of entire possession of the demised premises to Owner. In the event of a sale of the land and building or leasing of the building, of which the demised premises form a part, Owner shall have the right to transfer the security to the vendee or lessee and Owner shall thereupon be released by Tenant from all liability for the return of said security; and Tenant agrees to look to the new Owner solely for the return of said security, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Owner. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither owner nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

Estoppel Certificate:

35. Tenant, at any time, and from time to time, upon at lease 10 days' prior notice by Owner, shall execute, acknowledge and deliver to Owner, and/or to any other person, firm or corporation specified by Owner, a statement certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which the rent and additional rent have been paid, and stating whether or not there exists any default by Owner under this Lease, and, if so, specifying each such default.

Successors and Assigns:

36. The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Owner and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this lease, their assigns.

----------
*    Space to be filled in or deleted.


                            SEE RIDER ANNEXED HERETO


In Witness Whereof, Owner and Tenant have respectively signed and sealed this lease as of the day and year first above written.


                                        170 FIFTH ASSOCIATES, INC.


Witness for Owner:                      By:
                                           -------------------------------------




------------------------------------    ----------------------------------------

                                        iVILLAGE, INC.


Witness for Tenant:                     By:
                                           -------------------------------------




------------------------------------    ----------------------------------------


                                 ACKNOWLEDGMENTS


CORPORATE OWNER                         CORPORATE TENANT
STATE OF NEW YORK, ss.                  STATE OF NEW YORK, ss.
County of                               County of


     On this ____ day of ___________,        On this ____ day of ___________,
19__, before me personaly came          19__, before me personaly came
______________________________________  ______________________________________
to me known, who being by me duly       to me known, who being by me duly
sworn, did depose and say that he       sworn, did depose and say that he
resides in __________________________   resides in __________________________
that he is the ___________________ of   that he is the ___________________ of
_____________________________________   _____________________________________
the corporation described in and        the corporation described in and
which executed the foregoing            which executed the foregoing
instrument, as OWNER; that he knows     instrument, as TENANT; that he knows
the seal of said corporation; that      the seal of said corporation; that
the seal affixed to said instrument     the seal affixed to said instrument
is such corporate seal; that it was     is such corporate seal; that it was
so affixed by order of the Board of     so affixed by order of the Board of
Directors [ILLEGIBLE]                   Directors [ILLEGIBLE]

                                    GUARANTY

     FOR VALUE RECEIVED, and in consideration for, and as an inducement to Owner making the within lease with Tenant, the undersigned guarantees to Owner, Owner's successors and assigns, the full performance and observance of all the covenants, conditions and agreements, therein provided to be performed and observed by Tenant, including the "Rules and Regulations" as therein provided, without requiring any notice of non-payment, non-performance, or non-observance, or proof, or notice, or demand, whereby to charge the undersigned therefor, all of which the undersigned hereby expressly waives and expressly agrees that the validity of this agreement and the obligations of the guarantor hereunder shall in no wise be terminated, affected or impaired by reason of the assertion by Owner against Tenant of any of the rights or remedies reserved to Owner pursuant to the provisions of the within lease. The undersigned further covenants and agrees that this guaranty shall remain and continue in full force and effect as to any renewal, modification or extension of this lease and during any period when Tenant is occupying the premises as a "statutory tenant". As a further inducement to Owner to make this lease and in consideration thereof, Owner and the undersigned covenant and agree that in any action or proceeding brought by either Owner or the undersigned against the other on any matters whatsoever arising out of, under, or by virtue of the terms of this lease or of this guarantee that Owner and the undersigned shall and do hereby waive trial by jury.



Dated:                                                      19
      ------------------------------------------------------  ------------------


--------------------------------------------------------------------------------
Guarantor


--------------------------------------------------------------------------------
Witness


--------------------------------------------------------------------------------
Guarantor's Residence


--------------------------------------------------------------------------------
Business Address


--------------------------------------------------------------------------------
Firm Name


STATE OF NEW YORK   )
                    ) ss.:
COUNTY OF           )


On this _____ day of __________________________, 19__, before me personally came

________________________________________________________________________________
to me known and known to me to be the individual described in, and who executed the foregoing Guaranty and acknowledged to me that he executed the same.


                                                  ______________________________
                                                              Notary


              [GRAPHIC]      IMPORTANT - PLEASE READ       [GRAPHIC]


                      RULES AND REGULATIONS ATTACHED TO AND
                            MADE A PART OF THIS LEASE
                         IN ACCORDANCE WITH ARTICLE 33.


     1. The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any Tenant or used for any purpose other than for ingress or egress from the demised premises and for delivery of merchandise and equipment in a prompt and efficient manner using elevators and passageways designated for such delivery by Owner. There shall not be used in any space, or in the public hall of the building, either by any Tenant of by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and sideguards. If said premises are situated on the ground floor of the building, Tenant thereof shall further, at Tenant's expense, keep the sidewalk and curb in front of said premises clean and free from ice, snow, dirt and rubbish.

     2. The water and wash closets and plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed and no sweepings, rubbish, rags, acids or other substances shall be deposited therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose clerks, agents, employees or visitors, shall have caused it.

     3. No carpet, rug or other article shall be hung or shaken out of any window of the building; and no Tenant shall sweep or throw or permit to be swept or thrown from the demised premises any dirt or other substances into any of the corridors or halls, elevators, or out of the doors or windows or stairways of the building and Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the demised premises, or permit or suffer the demised premises to be occupied or used in an manner offensive or objectionable to Owner or other occupants of the building by reason of noise, odors, and/or vibrations, or interfere in any way with other Tenants or those having business therein, nor shall any animals or birds be kept in or about the building. Smoking or carrying lighted cigars or cigarettes in the elevators of the building is prohibited.

     4. No awnings or other projections shall be attached to the outside walls of the building without the prior written consent of Owner.

     5. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any Tenant on any part of the outside of the demised premises or the building or on the inside of the demised premises if the same is visible from the outside of the premises without the prior written consent of Owner, except that the name of Tenant may appear on the entrance door of the premises. In the event of the violation of the foregoing by any Tenant, Owner may remove same without any liability, and may charge the expense incurred by such removal to Tenant or Tenants violating this rule. Interior signs on doors and directory tablet shall be inscribed, painted or affixed for each Tenant by Owner at the expense of such Tenant, and shall be a size, color and style acceptable to Owner.

     6. No Tenant shall mark, paint, drill into, or in any way deface any part of the demised premises or the building of which they form a part. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Owner, and as Owner may direct. No Tenant shall lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the demised premises, and, if linoleum or other similar floor covering is desired to be used an interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

     7. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any Tenant, nor shall any changes be made in existing locks or mechanism thereof. Each Tenant must, upon the termination of his Tenancy, restore to Owner all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such Tenant, and in the event of the loss of any keys, so furnished, such Tenant shall pay to Owner the cost thereof.

     8. Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the premises only on the freight elevators and through the service entrances and corridors, and only during the hours and in a manner approved by Owner. Owner reserves the right to inspect all freight to be brought into the building and to exclude from the building all freight which violates any of these Rules and Regulations of the lease or which these Rules and Regulations are a part.

     9. Canvassing, soliciting and peddling in the building is prohibited and each Tenant shall cooperate to prevent the same.

     10. Owner reserves the right to exclude from the building between the hours of 6 P.M. and 8 A.M. and at all hours on Sundays, and legal holidays all persons who do not present a pass to the building signed by Owner. Owner will furnish passes to persons for whom any Tenant requests same in writing. Each Tenant shall be responsible for all persons for whom he requests such pass and shall be liable to Owner for all acts of such persons.

     11. Owner shall have the right to prohibit any advertising by any Tenant which in Owner's opinion, tends to impair the reputation of the building or its desirability as a as a building for offices, and upon written notice from owner, Tenant shall refrain from or discontinue such advertising.

     12. Tenant shall not bring or permit to be brought or kept in or on the demised premises, any inflammable, combustible or explosive fluid, material, chemical or substance, or cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors to penetrate in or emanate from the demised premises.

     13. If the building contains central air conditioning and ventiation, Tenant agrees to keep all windows closed at all times and to abide by all rules and regulations issued by the Owner with respect to such services. If Tenant requires air conditioning or ventilation after the usual hours, Tenant shall give notice in writing to the building superintendent prior to 3 P.M. in the case of services required on week days, and prior to 3 P.M. on the day prior in the case of after hours services requested on weekends or on holidays.

     14. Tenant shall not move any safe, heavy machinery, heavy equipment, bulky matter, or fixtures into or out of the building without Owner's prior written consent. Is such safe, machinery, equipment, bulky matter or fixtures requires special handling, all work in connection therewith shall comply with the Administrative Code of the City of New York and all other laws and regulations applicable thereto and shall be done during such hours as Owner may designate.

================================================================================

TO


================================================================================

STANDARD FORM OF

OFFICE                                                      (SEAL)
LEASE

Real Estate Board of New York, Inc.
Copyright 1983. All rights Reserved
[ILLEGIBLE] in whole or in part prohibited.

================================================================================

                                                                           19
















 .......Checked by ..............................................................

 .......Approved by .............................................................


================================================================================

                  RIDER ANNEXED TO LEASE DATED AUGUST 21, 1995
                  BETWEEN 170 FIFTH ASSOCIATES, INC., AS OWNER,
                                       and
                            iVILLAGE, INC., AS TENANT
                of all of the 4th floor at the building known as
                         170 Fifth Avenue, New York, NY



RIDER PROVISIONS PREVAIL:

     If and to the extent that any of the provisions of this Rider conflict or are otherwise inconsistent with any of the preceding printed provisions of this Lease, or of any rules and regulations connected with this Lease (whether or not such inconsistency is expressly noted in this Rider), the provisions of this Rider shall prevail. Unless otherwise indicated, capitalized terms shall have the meaning assigned to them at Paragraph 37 hereof (Rider Paragraph reference numbers ("R._") correspond to paragraphs of the standard form, above.)

                          SUPPLEMENTAL TO STANDARD FORM

R.1.1 Rent:

     A. Fixed Annual Rent. The Fixed annual Rent which Tenant agrees to pay hereunder shall be as follows:

--------------------------------------------------------------------------------
Lease
Year     Rent/year      Rent/month                Period
--------------------------------------------------------------------------------
  1     $  87,600.00    $ 7,300.00    September 1, 1995 -- August 31, 1996
--------------------------------------------------------------------------------
  2     $  91,104.00    $ 7,592.00    September 1, 1996 -- August 31, 1997
--------------------------------------------------------------------------------
  3     $  94,748.16    $ 7,895.68    September 1, 1997 -- August 31, 1998
--------------------------------------------------------------------------------
  4     $  98,538.09    $ 8,211.51    September 1, 1998 -- August 31, 1999
--------------------------------------------------------------------------------
  5     $ 102,479.61    $ 8,539.97    September 1, 1999 -- August 31, 2000
--------------------------------------------------------------------------------
  6     $ 106,578.79    $ 8,881.57    September 1, 2000 -- August 31, 2001
--------------------------------------------------------------------------------

Plus a prorated rental of $243.33 per day for each day between occupancy (approximately August 23. 1995) and September 1, 1995.

     B. Intentionally Deleted.

C.   Additional Rent:


     Tenant shall pay any and all Additional Rent which may become due and payable under any of the terms, covenants and conditions of this Lease.

     All costs, charges and expenses which Tenant assumes, agrees or may become obligated to pay pursuant to this Lease shall be deemed Additional Rent, and in the event of non-payment thereof, Owner shall have all of the rights and remedies with respect thereto as is herein provided for in the case of non-payment of Fixed Rent.

R.1.2. REAL ESTATE TAXES:

     A. If the Taxes for any Tax Year shall be greater than the Base Tax (as defined at Paragraph 37 hereof), whether as a result of increases in rates or assessments or otherwise, Tenant shall pay as Additional Rent for such Tax year a sum equal to EIGHT and 19/00 (8.19%) PERCENT (herein "Tenant's Share") of the amount by which the Taxes for such Tax Year exceed the Base Tax (Tenant's Share of such annual excess hereinafter called the "Tax Payment"). (For so long as Tenant is not in continuing default hereunder, Tenant shall pay only seventy five (75%) percent of the Tax Payment described above). Should this Lease commence or terminate prior to the expiration of a Tax Year, such Tax Payment shall be prorated accordingly. So long as the Tax Payment underlying any needed adjustment accrues during the Term, then Tenant's obligation to pay Additional Rent, and Owner's obligation to make any refund adjustment pursuant to Paragraph B, below (as the case may be) shall survive termination of this Lease. If the Taxes for any portion of a Tax Year or the Base Tax Year shall be reduced as a result of a contest and/or certiorari proceeding before the taxing authority, Tenant's Share of Owner's costs and expenses of obtaining such reduction and of any retroactive adjustment in the amount of any Tax Payment previously accruing, shall be added to and be deemed part of the Taxes for such Tax Year, and become due with the next monthly installment of Fixed Rent, (or within thirty (30) days after tender of a statement therefor, if the adjustment arises after Expiration or earlier Termination of the Lease). Payment of Additional Rent for any Tax Payment due from Tenant shall be made as and subject to the conditions herein provided. Any net credit to Tenant arising from said reduction of Taxes shall be offset against Tenant's Prospective obligations for Tax Payments.

     B. Owner shall be under no obligation to contest the Taxes or the assessed valuation of the Real Property for any Tax year (or to refrain from contesting the same), and may settle any such contest on such terms as Owner in its sole judgment considers proper. If Owner shall receive a refund for any Tax Year for which a Tax Payment shall have been made by Tenant pursuant to Subpart A, above, Owner shall advise Tenant and shall repay to Tenant, with reasonable promptness, Tenant's Share of such refund after deducting from such refund Tenant's Share of the costs and expenses (including reasonable experts' and attorneys fees) of obtaining such refund. If the assessment for the Base Tax Year shall be reduced from the amount originally imposed after Owner shall have rendered a comparative statement to Tenant (as provided in Paragraph C below) with respect to any Tax year affected by such reduction, Owner shall advise Tenant of same, and the amount of the Tax Payment shall be adjusted retroactively in accordance with such chance and Tenant, on Owner's demand, shall pay Tenant's Share of the increase in Additional Rent resulting from such adjustment.

     C. After the Taxes for a given Tax Year become known Owner may at any time during or after such Tax Year, render to Tenant a comparative statement showing the amount of the Tax Payment, if any, due from Tenant for such Tax Year, indicating thereon in reasonable detail the computation of such Tax Payment. The appropriate installment of the Tax Payment shown on such comparative statement shall be payable in full concurrently with the installment of Fixed Rent then or next due, or if such statement shall be rendered at or after the termination of this Lease, then within thirty (30) days after Owner's rendition of such statement. Whenever so requested, but not more often than once a year, Owner will furnish Tenant with a reproduced copy of the most recent bill for Taxes affecting the Real Property.

     D. Owner's failure during the Lease term to prepare and deliver any notice, comparative statement or bill, or Owner's failure to make a demand, shall not in any way cause Owner to forfeit or surrender Owner's right to collect any Additional Rent which may have become due during the term of this Lease under this Article, and Tenant's liability for same (together with interest at FIVE PERCENT (5%) from the time of Owner's payment) shall survive the termination of this Lease.

R.3  TENANT CHANCES:

     A. All renovations, additions, installations, improvements and/or alterations of any kind or nature in the Demised Premises (herein "Tenant's Changes"), as well as the schematic and final plans therefor and the contractor(s) proposed to conduct said work, shall require the prior written consent of Owner thereto not to be unreasonably withheld or needlessly delayed. (Should any contractor be selected which is not on Owner's approval list, a supervisory fee of up to FIFTEEN PERCENT (15%) of Owner's estimate of the cost of such works, may be assessed, at Owner's discretion.)

     B. In no event shall Owner be required to consent to any Tenant's Changes which might adversely affect the physical condition or operation of any part of the Building or would adversely affect the proper functioning of the mechanical, electrical, sanitary or other service systems of the Building. At the time Tenant requests Owner's written consent to any Tenant's Change, Tenant shall deliver to Owner plans and specifications at a level of detail reasonably adequate for Building Department and/or other affected agency review and reasonably satisfactory to Owner therefor. Tenant shall pay to Owner any reasonable fees or expenses incurred by Owner in connection with Owner's submitting such plans and specifications, if it so chooses, to an architect or engineer selected by Owner for review or examination in an amount equal to the lesser of FIVE THOUSAND DOLLARS ($5,000.00) or five percent (5%) of Owner's estimate of the cost of Tenant Changes. Owner's approval of any plans or specifications shall not relieve Tenant of responsibility for the legal sufficiency and technical competency of said plans and of the changes to be effected pursuant thereto. Tenant, before commencement of any Tenant's Changes, shall:

          (1) obtain the necessary consents, authorizations and licenses from all federal, state and/or municipal authorities having jurisdiction over such work;

          (2) furnish to Owner certificate(s) of adequate Worker's Compensation Insurance covering any contractors, subcontractors or other persons who will perform Tenant's Changes for Tenant;

          (3) in the case of Tenant's Changes having an estimated value exceeding FIVE THOUSAND DOLLARS ($5,000.00), a performance bond, securing completion of such work for Owner's benefit; and

          (4) furnish to Owner an original policy of public liability insurance covering Owner in an amount and through insurance carriers reasonably satisfactory to Owner for injuries or damages to person and property (in no event more than THREE MILLION ($3,000,000) DOLLARS, combined single limit). Such policy shall be maintained at all times during the progress of Tenant's Changes and until completion thereof, and shall provide that no cancellation shall be effective unless ten (10) days' prior written notice has been given to Owner.

     C. Tenant agrees to indemnify and hold Owner harmless from and against:

          (1) any and all bills for labor performed and equipment, fixtures and materials furnished to Tenant;

          (2) any and all liens, bills or claims therefor' against the Demised Premises or the Real Property; and

          (3) all losses, damages, costs, expenses, suits and claims whatsoever in connection with Tenant's Changes.

     The cost of Tenant's Changes shall be paid for in cash or its equivalent, so that the Demised Premises and the Real Property shall at all times be free of liens for labor and materials supplied or claimed to have been supplied.

     D. Tenant, at its expense, shall cause any Tenant's Changes consented to by Owner to be performed in compliance with all applicable requirements of insurance bodies having jurisdiction and in such manner as not to interfere with, delay or impose any additional expense upon, the Owner and/or other tenants, employees or contractors at the Building, in the maintenance or operation of any portion of the Building and so as to maintain harmonious labor relations in the building.

     E. Subject to Owner's approval of the Tenant's plans, contractors and all other arrangements for Tenant's Changes, Owner shall complete the improvements described at the Work Letter annexed hereto as Exhibit "2". Except for such work, the Demised Premises are delivered and accepted "as is". Owner represents that the existing fixtures and equipment on the Demised Premises (if any are particularly identified in Exhibit "2"), are in reasonable working condition as of the execution hereof.

     G. Tenant shall contribute $5,000.00 upon exectuion hereof toward the Owner cost of the Work Letter.

R.4  MAINTENANCE AND REPAIRS:

     A. Following completion of initial Work Letter items, Tenant, at Tenant's own cost and expense, shall install, maintain and keep in good order and repair, or replace as necessary, all plumbing fixtures, ventilating equipment and all other fixtures in the demised premises, from the wall surface outward, as well as its air conditioning unit and other facilities (including, e.g., behind any dropped ceilings or within walls) serving the Demised Premises alone. Owner shall be responsible for repair and maintenance of items installed directly by Owner or its own agents. Tenant may obtain a Maintenance Contract from an owner-approved Air Conditioner Contractor to maintain the existing air conditioning systems in or serving the Demised Premises throughout the term of the Lease, or Tenant may otherwise arrange for its repair and maintenance at Tenant's sole cost. A copy of any pre-paid Maintenance contract (if Tenant elects to employ same) will be furnished to Owner within twenty (20) days following execution of the Lease. Owner, upon payment by Tenant of a FIVE PERCENT (5%) surcharge shall allocate the cost of Tenant's maintenance contract between or among Tenant and other tenant(s) now or hereafter sharing the use, enjoyment and operation of the air conditioning equipment serving its floor(s), and all affected tenants shall be responsible for its operation and control, as well as the maintenance cited above; provided, however, that Owner may intervene when it deems appropriate for reasons of Building maintenance, repair or similar necessity. Owner shall have no obligation to maintain, replace or install any fixtures or equipment unless the need for such repair is occasioned by Owner's gross negligence or willful misconduct.

     B. Owner shall be authorized to arrange for all necessary structural repairs and for changes and/or alterations that Owner may deem appropriate to the Demised Premises, (including, without limitation, the exterior walls, downspouts, gutters, roof and the sewer and water lines located outside of the Demised Premises). Owner shall not be required to incur any additional expense for work to be done at times other than regular business hours and days, or any other unusual cost or expense, but Owner shall endeavor to minimize interference with Tenant's use and occupancy.

     C. Except as otherwise provided herein, Tenant agrees, at Tenant's cost and expense, to keep and maintain the Demised Premises and each and every part thereof in good repair, order and condition and to make all ordinary repairs thereto, (of a kind not affecting the baic structure of the Building, except as otherwise provided herein) including any to the fixtures and equipment therein and the appurtenances thereto (including without limitation, the doors and door frames, window glass, entrances, interior walls and partitions, and the components of the lighting, emergency lighting, exit signage, electrical, air conditioning equipment including any of the foregoing and/or any affected pipes, lines, ducts, wires, conduits and other fixtures and facilities within the Demised Premises, installed by or for Tenant at the Demised Premises.

R.5  CLEANING:

     Tenant, at its expense, and in a manner reasonably satisfactory to Owner, shall cause the Demised Premises, including the exterior and interior of the windows thereof, to be kept clean. Tenant shall, at Tenant's expense, arrange for refuse separation, and on a daily basis, remove all Tenant's rubbish and trash (in authorized containers) to such area of the Building as Owner shall designate, and Owner will arrange for removal of same from the Building. Owner shall arrange for periodic vacuuming of the Demised Premises, per customary frequency. Tenant shall regularly, at Tenant's expense, but using such contractor as Owner may from time to time designate or reasonably approve, clean the interior and exterior of the windows in the Demised Premises, but in no case less than two (2) times yearly. To the extent that any other such services are transferred during the term and at Owner's option, to Building-wide service regimens by Owner's employees and/or Owner-designated contractors, Tenant agrees to participate in same upon payment of its share of Owner's charges therefor.

R.6  COMPLIANCE WITH LAW:

     A. Notwithstanding anything contained to the contrary elsewhere in this Lease, Tenant acknowledges (1) with respect to any alterations made within the Demised Premises, subsequent to the initial Work Letter items to be approved by Owner hereunder; or (2) with respect to changes in law or regulation enacted hereafter; that it shall be Tenant's responsibility and obligation to comply with all fire safety requirements and controls imposed by Local Laws 5 and 16 of the City of New York,(as same now exist or may hereafter be amended), as well as with any and all other laws, rules and regulations of the City of New York or of any governmental agency or department thereof (hereafter, "Requirement") having jurisdiction with respect to the Demised Premises (including, without limitation, any affecting partitioning or layout; exit signs; telephone, telecommunications or public address systems; fire alarms, sprinklers, extinguisher or command systems; electrical outlets, conduits, controls or wiring, and any additions to the Building electrical system; and plumbing or HVAC systems). Tenant further acknowledges and agrees that, if Owner shall have performed Work Letter items, any Tenant's Changes or other installation or alteration work for Tenant pursuant to Tenant's request, Owner's sole responsibility with respect thereto shall be limited to the workmanlike manner of such installation or alteration and its consistency with Tenant's plans, but that it is the responsibility of Tenant and Tenant's architect to verify the legality of Tenant's plans relative to any Requirements for any such installation or alteration (i.e., Tenant shall be responsible for the drawing of plans in compliance with law and the obtaining of all permits relating thereto including, without limitation, all necessary approvals and sign-offs, that may now or subsequently be required by law. Owner shall bear no responsibility in this regard for Tenant's state of awareness respecting additions to or changes in Requirements arising during the Term). Modification(s) of any such installation or alteration made within the Demised Premises, shall be solely the responsibility of Tenant at Tenant's sole cost and expense and Owner shall have no obligation or duty with respect thereto. Any of the foregoing work required of Tenant shall be performed by Tenant in accordance with and subject to all applicable provisions of this Lease and any Requirements.

     B. Tenant acknowledges that the Certificate of Occupancy for the Building limits the permitted occupancy levels of the Building to twenty (20) persons for this floor, unless specific legal requirements for expanding such occupancy are met. Accordingly, Tenant agrees that the Demised Premises shall be improved for, and that its operation upon the Demised Premises shall require and entail, occupancy by no more than twenty (20) persons, except with the prior written consent of Owner, and that Owner may freely withhold consent, inter alia if and to the extent required to insure compliance with the said Certificate of Occupancy and any Requirements applicable law.

     C. Tenant acknowledges that normal business hours at the Building are between 8:00 AM and 5:30 PM on weekdays, and that access to the building is also available under supervision of Building personnel during the hours of 5:30 PM through 12:00 AM Monday through Friday, and from 10:00 AM through 6:00 PM on Saturday and Sunday (hereinafter "Normal Building Hours"). In order to comply with the fire safety procedures promulgated by Local Law 5 and any new/or successor law, (and subject to final approval by Owner, and to procedures outlined at Exhibit 3), Tenant covenants and agrees that if it intends to use the Demised Premises after Normal Building Hours, Tenant shall see to its own compliance and that of all of its employees and other personnel authorized to occupy the Demised Premises, with the regulations respecting the use and occupancy of the Demised Premises and the Building, during hours other than Normal Building Hours, prescribed at Exhibit 3.

R.7  SUBORDINATION:

     A. This Lease is subject and subordinate to all mortgages and trust indentures which now or may hereafter affect the Demised Premises or the land and the Building, or other buildings erected or to be erected thereon, of which the Demised Premises now or shall hereafter form a part; and this Lease is also subject and subordinate to all present and future ground or underlying leases of the land and/or said buildings and to all present and future mortgages and trust indentures which now or may hereafter be placed on or affect such leases and/or all or any part of the real property of which the Demised Premises form a part or any part; and to each advance made or to be made under any such mortgage, trust indenture or lease;, and to all renewals, modifications, consolidations, replacements or extensions of and/or substitutes for any of the above. (As of execution, no superior ground leases affect the Property upon which the Building is situated.)

     B. In confirmation of such subordination Tenant shall promptly execute any certificate, and/or any amendment of this Lease, that Owner or any present or future mortgagee, trustee or lessor, and/or their respective agents or successors in interest, may reasonably request Tenant hereby constitutes and irrevocably appoints Owner or any present or future mortgagee, trustee or lessee, or their respective successors in interest as the Tenant's attorney-in-fact, coupled with an interest, to execute and deliver any such certificate or appropriate amendment for and on behalf of Tenant.

R.8  INDEMNIFICATION AND INSURANCE:

     A. Tenant covenants and agrees that it will indemnify and save Owner harmless from and against all damages, liabilities, claims, costs and expenses, including reasonable attorneys' fees, arising out of the use or occupancy of the Demised Premises, any wrongful vacancy from or abandonment of Premises, any other wrongful action or omission to act, or any work or thing done, or any condition created, by or for Tenant or its employees, agents or contractors and/or Tenant's licensees, invitees or customers whether or not caused by the negligence or breach of an obligation by Tenant.

     B. Tenant covenants and agrees that it shall immediately secure, and that at all times during the term of this Lease thereafter, it shall maintain in full force and effect, at its own cost and expense, comprehensive general personal injury, death and property damage insurance coverage, such insurance to afford minimum protection during the term of this Lease, of not less than ONE MILLION DOLLARS ($1,000,000) per occurrence, respecting bodily injury or death, and of not less than FIVE HUNDRED THOUSAND DOLLARS ($500,000) for property damage, together with umbrella, extended or coverage, in such amounts as may be reasonably required by Owner. Such insurance policies shall name Owner and Tenant as insureds, as their respective interests may appear, and shall insure against all costs, expenses and/or liability arising out of or based upon any and all claims, accidents, injuries and damages whatsoever affecting any person or property, where such accident, damage or injury arose out of any action or omission on the part of Tenant or its agents, employees, contractors, licensees, invitees or customers or where same occurred on or about the Demised Premises.

     C. Upon commencement of the term hereof, and thereafter at least ten (10) days prior to the expiration of any such policy, Tenant shall deliver to Owner the policy or policies of insurance and shall furnish to Owner at least ten (10) days prior to the expiration of any such policy, evidence of the payment of premium for the renewal of such policy together with the renewal policy. In the event Tenant shall fail to provide the aforesaid insurance Owner shall have the right, but not the obligation, after giving Tenant five (5) days' written notice, to procure and pay for such insurance, and Tenant shall reimburse to Owner, as Additional Rent, the cost thereof, together with interest at the then maximum legal rate from the date of payment to the date of reimbursement. Each such policy shall contain an endorsement that such insurance may not be canceled or amended except upon ten (10) days' prior written notice to Owner. Tenant's failure to provide and keep in force the aforementioned insurance shall be regarded as a material default hereunder, entitling Owner to exercise any or all of the remedies herein prescribed in the event of Tenant's default.

     D. All policies of insurance procured by Tenant shall be issued in form acceptable to Owner by insurance companies licensed to do business in the State of New York and authorized to issue such policy or policies and eligible for a rating by Best's Rating Service of "A" or better.

     E. Tenant shall not stock, use or sell or suffer to be stocked, used or sold any article or do or omit to do anything in or about the Demised Premises, or the Building which may (either alone or in combination with the actions or omissions of other Tenants) tend to: (a) subject Owner to any liability for injury to any person or property; (b) cause any increase in the insurance rates applicable to any policies of insurance carried by Owner; (c) result in the or threaten cancellation of, or assertion of any defense by the insurer to any claim under, any policy of insurance maintained by or for the benefit of Owner;
(d) be prohibited by or violate the rules and regulations of the Insurance Service Organization ("ISO") or any other insurance rating organization having jurisdiction; or (e) increase any insurance rates or premiums on the Demised Premises or the Building or cause the Demised Premises or the Building to be uninsurable.

     F. Owner and Tenant hereby waive, (solely to the extent permitted mutually in the particular instance at hand, by both of their respective insurers), the right to recover from each other for any damage or loss occasioned by any hazards that may be fully compensated by insurance (including liability insurance), regardless of whether said damages or loss resulted from the negligence of either party, their employees or otherwise; and provided that the conditions hereinabove recited are met, said parties do hereby waive the right to subrogate any insurance carrier or other party to their respective rights of recovery against each other in any event.

     G. Tenant shall procure Tenant's own Property and personal insurance for Tenant's merchandise, contents, fixtures, installations and furnishings (herein "Property"), and, for rental obligations and lost profits arising out of any and all interruptions of Tenant's business operations during the Term for whatever reason; and, irrespective of whether said Tenant's Property and/or business interruption insurance should at any time prove inadequate to cover Tenant's loss therefrom, Tenant hereby relieves Owner of any responsibility for such interruption or damage to Tenant's Property, whether caused by negligence of Owner or its employees, or for other reasons (to wit, relative to pipe or roof leaks, building system(s) or structural failure, etc.) that may accrue in excess of Tenant's coverage amounts.

R.11 ASSIGNMENT AND SUBLETTING:

     Notwithstanding the provisions of Article 11, and in modification and amplification thereof:

     A. If Tenant's interest in this Lease is assigned, whether or not in violation of the provisions of this Lease, Owner may, at Owner's sole discretion, collect Rent from the assignee. If the Demised Premises or any part thereof are sublet to, or occupied or used by, any person other than Tenant, whether or not in violation of this Lease, Owner may, at Owner's sole discretion, collect Rent from any licensee, subtenant, user or occupant, and, at its option, Owner may apply the net amount collected toward the Rents reserved in this Lease, but no such action by Owner shall, if not accompanied by Owner's express written consent, be deemed to indicate the acceptance by Owner of such assignee, subtenant, licensee occupant or user as a tenant or in any way to relieve Tenant of its obligations hereunder. The consent by Owner to any assignment, subletting, occupancy or use shall not relieve Tenant of its obligation to obtain the express prior written consent of Owner to any further assignment, subletting, occupancy or use.

     B. Tenant agrees to pay to Owner any reasonable counsel fees incurred by Owner in connection with Owner's review of any proposed assignment of Tenant's interest in this Lease or any proposed subletting of the Demised Premises or any part thereof in an amount of approximately SEVEN HUNDRED FIFTY ($750.00) DOLLARS (lower, if the need for review of finances and related matters is obviated by the offer of further security and/or personal guaranties' reasonably satisfactory to Owner, or higher, if circumstances require).

     C. Should Tenant desire to assign this Lease or to sublet the Demised Premises, Tenant shall submit to Owner a written request for Owner's consent to such assignment or subletting, which request shall contain or be accompanied by the following information: (i) the name and address of the proposed assignee or subtenant; (ii) the terms and conditions of the proposed transaction; (iii) the nature and character of the business of the proposed assignee or subtenant and its proposed use of the Demised Premises; (iv) and (v) banking, financial and other credit information reasonably sufficient to enable Owner to determine the financial resposibility of the proposed assignee or subtenant. Upon receipt of the foregoing items, Owner shall have the following options, to be exercised by notice (the "Exercise Notice") to be given to Tenant within thirty (30) days after the receipt of Tenant's request for consent:

          (1) Owner shall have a right of first refusal to undertake the transaction above proposed upon similar terms, and upon exercise thereof, Owner may require Tenant to surrender the Demised Premises to Owner and to accept a termination of this Lease as of a date (the "Termination Date") to be designated by Owner in its written notice (the "Exercise Notice"), which date shall not be less than thirty (30) days nor more than one hundred twenty (120) days following date of Owner's Exercise Notice; at which time Tenant shall be released from its obligations thereafter accruing hereunder and receive a refund such part of its security as shall not previously have been applied; or

          (2) Owner may elect to review the above proposal to assign or sublet to the party named therein, pursuant to Subpart D hereof.

     If Owner shall exercise its election pursuant to C.(l) hereof, then this Lease shall expire on the Termination Date as if that date had been originally fixed as the Expiration Date, in which event Owner shall be free to use or occupy the Demised Premises for its own account, or to arrange for disposition of same to any third party (including, without limitation, Tenant's prospective assignee or subtenant) in which event Tenant shall be released from its obligations thereafter accruing hereunder.

     D. If Owner shall not exercise its options under Paragraph C.(l) above, within the time period therein provided, as to the proposed assignment or subletting of the entire Demised Premises, then (subject to the remaining provisions hereof) Owner's consent thereto shall not unreasonably be withheld (except that Owner shall be under no obligation to be reasonable respecting any proposal that would result in a subdivision of said Premises.)

     The following facts (and, where applicable, written confirmation of same by Tenant and any proposed assignee or sublessee) shall be necessary but nor sufficient pre-conditions to the granting of such consent (if any) by Owner:

          (1) Tenant shall not then be in default under this Lease with respect to any incurable defaults and no curable default shall then be continuing beyond applicable grace periods, and all representations set forth at Exhibit 1 hereof shall be true (or any appropriate exceptions to same, noted) through the date of Owner's consent;

          (2) Without Limitation as to other conditions Owner may establish, the proposed subtenant or assignee shall not request permission to operate as: a school of any kind; an employment or placement agency; a governmental or quasi-governmental agency; a telephone or secretarial service; a labor union; a food vendor, restaurant, pharmacy or store for the sale of merchandise; or any establishment doing business with the public at large or otherwise in a manner that would tend to generate elevator or other Building traffic of a kind or volume inconsistent with the Building's small scale and limited capacity of the Building.

          (3) The subletting or assignment shall be to a party tenant whose image and appearance occupany will be in keeping with the dignity and first class and character of the Building, and whose occupancy will neither be more objectionable nor more hazardous than that of Tenant herein, nor impose any material burden upon Owner in the operation of the Building;

          (4) The availability of the space for proposed sublease or assignment shall not be advertised by Tenant at a lower rental rate than that being charged at the time for similar space available for rental by Owner at the Building, without Owner's consent;

          (5) If the Rent, together with any form of monetary or in-kind consideration due to Tenant in connection with any permitted sublease or assignment shall, in the aggregate, exceed the Rent and Additional Rent fixed under this Lease, Tenant shall pay seventy-five (75%) percent of such excess to the Owner as Additional Rent;

          (6) Neither the proposed sublessee, or assignee (nor any affiliates having a substantial identity of ownership and/or control with them) shall be a tenant, subtenant, licensee, occupant or assignee of any other premises in the Building;

          (7) The proposed sublessee or assignee is a reputable party whose net worth and financial responsibility, considering the obligations undertaken, are reasonably satisfactory to Owner;

          (8) Any subletting shall be expressly subject to the further condition and restriction that the sublease shall not be assigned, encumbered or otherwise transferred, nor the affected spaces further sublet by the sublessee in whole or in part, nor any part thereof suffered or permitted by the sublessee to be used or occupied by others, without the prior written consent of Owner per this R.ll, in each such instance; and

          (9) Owner may condition its approval of the proposed assignee or sublessee upon the posting by such party of security (over and above that already furnished by Tenant and to be held by Owner) up to the amount of the security then in effect, unless circumstances indicate more is warranted;

     E. No permitted or consented-to assignment or subletting shall be effective or valid for any purpose whatsoever unless and until a counterpart of the assignment or a counterpart or reproduced copy of the sublease satisfactory to Owner shall have been first delivered to Owner and, in the event of an assignment, Tenant shall deliver to Owner a written agreement executed and acknowledged by Tenant and such assignee in recordable form wherein such assignee shall assume jointly and severally with Tenant the due performance of all obligations under this Lease on Tenant's part to be performed, to the end of the term of this Lease, notwithstanding any other or further assignment.

     F. Any transfer, by operation of law or otherwise, shall be deemed an assignment of this Lease requiring the prior consent of Owner:

          (1) if it affects more than Fifty-one Percent (51%) of the interest in the then-Tenant's equity;or

          (2) if it diminishes by Twenty-five percent (25%) or more the net assets or net worth, of Tenant, (or the resulting Tenant entity referred to at F(l), above);

irrespective of whether such transfer is effected: (A) in connection with this Lease or otherwise; (B) in an arms length transaction or to an entity totally or partially under common control with Tenant; or (C) in one transaction or in successive steps.

R.12 ELECTRICITY AND OTHER UTILITIES:

     A. As of the Commencement Date, Tenant shall be furnished with electrical power by way of a direct meter already allocated to the Demised Premises and Tenant shall arrange to pay for same through its own account with the public utility, subject to Part B hereof. Tenant shall make no alterations or changes in, or addition to, any of the service lines, or major equipment or appliance loads now or hereafter servicing, or located upon the Premises without the written consent of the Owner, (which Owner may either grant or withhold, in its sole discretion) which consent Owner may grant or withhold in its sole discretion. If, in the opinion of an Electrical Consultant, Tenant's electrical installations or appliances or the operation of Tenant's business does or may overload any riser or feeder on the Property of which the Demised Premises are a part, or servicing the Demised Premises, Tenant will, at Tenant's expense, install any additional riser or feeder as may reasonably be required, but none of same may be installed without the prior written authorization and consent of the Owner, on the basis of plans and specifications indicating the extent, character and nature of the proposed installations.

     B. Where more than one meter measures the service to Tenant, the service rendered through each meter may be computed and billed separately in accordance with this Article. Where one meter serves space in addition to the Demised Premises, Owner shall pro-rate the charges therefor between Tenant and such other space tenants, on the basis of a relative electrical loading and use of each, as estimated by Owner from time to time; and, whenever Owner deems it necessary Owner may engage an Electrical Consultant to prepare renewed estimates of such relative equipment loading and usage, but shall not require recomputation of the allocation of charges from any such shared meter more frequently than once each calendar quarter. When allocation among submeters is required, Owner may assess at time of billing an administrative fee of fifteen (15%) percent of said allocated electrical usage.

     C. Bills for electrical service shall be rendered in writing to Tenant's address at such times as Owner may elect (but not more frequently than monthly) and the amount, as computed from a meter (and allocated per Part B, if applicable), shall be deemed to be, and be paid as, Additional Rent. In the event that such bills are not paid promptly after the same are rendered, Owner may, upon twenty (20) days' prior written notice, discontinue the service of electric current to the Demised Premises without releasing Tenant from any liability under this Lease and without Owner or Owner's agent incurring any liability for any damage or loss sustained by Tenant by such discontinuance of service. If any tax is imposed upon Owner's receipt from the sale or resale of electrical energy or gas or telephone service to Tenant by any federal, state, or municipal authority, Tenant covenants and agrees that, unless expressly precluded by law, Tenant's pro rata share of such taxes shall be included in said bill for reimbursement by Tenant to Owner.

     D. Furthermore, to the extent same may be required, Tenant shall, at its sole cost and expense, procure all licenses, permits and other authorizations that may be required for the lawful and proper installation of meters, pipes, wires, conduits, tubes and other equipment and/or applicances used in creating and/or supplying utility service for the Demised Premises.

     E. Tenant further agrees to maintain, repair and replace, when necessary, at its sole cost and expense, the heating, air conditioning, electric and plumbing equipment serving the Demised Premises. In connection with this obligation of Tenant, Owner agrees to provide Tenant access to the Building for the installation and maintenance of Tenant's utility lines, meters and equipment.


     F. Owner shall have no liability for any loss or damage or expense which Tenant may sustain or incur by reason of any failure, interruption, curtailment, inadequacy or defect in the character, quantity or supply of electric current or any other utility furnished to the Demised Premises, unless, and then solely to the extent same may arise directly out of Owner's gross negligence, recklessness or wilful misonduct.

R.13 ACCESS:

     A. Tenant covenants and agrees that it will permit Owner, its agents, servants, employees and contractors, at any and all times to pass and repass on and through the Demised Premises, to gain access to any portions of the Building as and when Owner may deem appropriate for the inspection, maintenance, repair, improvement or reconstruction of the Building or any part thereof. In connection with this access, Tenant will furnish Owner on demand with a set of keys to any locked portions of the Demised Premises for emergency situations.

     B. Without incurring any liability to Tenant, Owner may permit access to the Demised Premises and open the same, whether or not Tenant shall be present, to and upon demand of any receiver, trustee, assignee for the benefit of creditors, sheriff, marshall or court officer or upon demand of any representative of the fire, police, building, sanitation or other department of the city, state or federal governments who by color of law appears entitled to do so, and/or to any such party taking possession of, and/or removing, Tenant's property, or for any other apparently lawful purpose; but no action by Owner hereunder shall be deemed to impair Tenant's obligations under the Lease, nor to indicate an acknowledgement on Owner's part that any such party has any right or interest in or to this Lease or the Demised Premises.

R.17 DEFAULT:

     A. No receipt of monies by owner from Tenant, after any re-entry or after the cancellation or termination of this Lease in any lawful manner, shall reinstate the Lease; and after the service of notice to terminate this Lease, or after the commencement of any action or proceeding Owner may demand, receive-and collect any monies due, and apply them on account of Tenant's obligations under this Lease but without in any respect affecting such notice, action, proceeding or remedy, except that if a money judgment is being sought in any such action or proceeding, the amount of such judgment shall be reduced by such payment.

     B. If Tenant is in arrears in the payment of Fixed Rent or any category of Additional Rent, Tenant waives its right, if any, to designate the items in arrears against which any payments made by Tenant are to be credited and Owner may apply any of such payments to any such items in arrears as Owner, in its sole discretion, shall determine, irrespective of any designation by Tenant respecting same.

     C. No payment by Tenant nor receipt by Owner of a lesser amount than may be required to be paid hereunder shall be deemed to be other than on account of such payment, nor shall any endorsement or statement on any check or any letter accompanying any check tendered as payment be deemed an accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner's right to recover the balance of such payment due or to pursue any other remedy in this Lease provided.

     D. Tenant shall pay a "late charge" in the amount of three percent (3%) of the face amount of any installment of Fixed Rent and Additional Rent paid more than ten (10) business days after its scheduled due date or in the case of charges provided herein to be assesed by statement from Owner, then within ten
(10) business days after such statement is rendered.

     E. All of the rights and remedies herein given to Owner for the recovery of the Demised Premises because of the default by the Tenant in the payment of any sums which may be payable pursuant to the terms of this Lease, or upon the breach of any of the terms hereof, or the right to re-enter and take possession of the Demised Premises upon the happening of any of the defaults or breaches of any of said covenants, or the right to maintain any action for Rent or damages and all other rights and remedies allowed by law or in equity, are hereby reserved and conferred upon Owner as distinct, separate and cumulative remedies, and no one of them, whether exercised by Owner or not, shall be deemed to be to the exclusion of any of the others.

R.18 REMEDIES OF OWNER:

     A. (INTENTIONALLY OMITTED]

     B. Without limitation as to remedies of Owner set forth at Paragraph 18 and elsewhere in this Lease, Tenant agrees that Owner shall be entitled to collect interest at the lesser of FIFTEEN PERCENT (15%) per annum, or the highest rate then permitted by law, accruing on any installment of rent beginning on the thirtieth (30th) day following the time same shall become due, until the time same is paid. Said rate of interest shall apply as well to the amount of any then-already-accrued deficiency between the amount of any installment of Rent or Additional Rent hereunder, and the amount of rental received (if any) upon a reletting of the Demised Premises.

     C. At Owner's sole option following a reletting of the Premises pursuant to Paragraph 18, Owner may demand and Tenant shall pay liquidated damages for any prospective deficiency between the rentals stipulated herein and those set forth in any such lease upon reletting, in a single payment, to be computed by discounting to present value, the amount of such prospective deficiency from each such future due date to the date that such liquidated sum is paid, at a discount rate equal to or less than the discount rate of the Federal Reserve Bank of New York at the time of award plus ONE PERCENT (1%); with any subsequent excess of rental on re-letting actually received, over the amount of said liquidated damages, to survive as a credit to Tenant in an amount up to but not exceeding the face amount of Tenant's actual payments for such period of the Term.

     D. Tenant further agrees that, in calculating the damages incurred by Owner, whether same are to be satisfied in monthly installments or by way of a liquidated sum, allowance shall also be made for reasonably documented instances of direct and consequential damages incurred by Owner (including, e.g., damages in the event that prospective tenants elect to decline to Lease, respectively, where Tenant's default and/or abandonment is, alone or together with the defaults of others, a significant factor influencing any said party's determination). Notwithstanding the foregoing, consequential damages shall be exclusive of the costs of reconstructing the Premises to suit the particular requirements of a replacement Tenant (but inclusive of the costs of demolishing Tenant's particular improvements and pro-rata costs of repainting or re-finishing the floors).

R.20 BUILDING ALTERATION, MANAGEMENT: LANDMARK STATUS

     A. Without limitation as to Paragraph 20, Tenant acknowledges that the hallways and common areas adjoining the Demised Premises at its floor and elsewhere in the Building, are intended for common use for purposes of access only, by Tenant and other tenants now or hereafter situated there, and their authorized personnel, contractors and invitees. Same shall at all times remain unobstructed by any such persons, or by any of their personal property or effects, and shall not be used for storage, loitering, congregation or any other purpose. Owner reserves the right to refinish, reconfigure or otherwise maintain, repair or alter these common areas and to regulate, replace, or remove signage of Owner or any tenant therein, and same shall in no wise be deemed to interfere with or effect an eviction of Tenant, so long as Tenant is given due notice and so long as its use of the Demised Premises is not thereby prevented.

     B. Tenant acknowledges that the Building is subject to regulation as a landmark property pursuant to the New York City Landmarks Preservation Law. Tenant hereby agrees to abide by any restrictions and/or permit any repair, maintenance or alterations at any time respecting the treatment of the facade, fenestration or other features of the Building, that may be reasonably entailed in said landmark status, or that may be directly imposed by authorities having jurisdiction over the Building and/or over any changes or alterations that may be undertaken by Owner, in its sole discretion, in order to enhance the appearance or operation of the Building. Owner shall be authorized at any time and from time to time to undertake maintenance, renovation or alteration of any portion of the Building, including the Building entrance, lobby, facades and any other portion of the Building visible from the street, without thereby becoming liable for any resulting inconvenience, annoyance or injury to business arising from same.

     C. Provided that Tenant is given at least ninety (90) days' notice and reimbursement of any direct relocation and reconstruction expenses, Owner shall have the option at any time to relocate the Demised Premises to comparable space elsewhere in the Building, with a pro-rata adjustment of Rent, Tenant's Share and other affected parameters, for any material change in Tenant's area resulting therefrom.

R.21 WHOLE AGREEMENT: 110 REPRESENTATIONS:

     A. Tenant hereunder agrees that it has inspected the Demised Premises and accepts same in their present "as is" condition, Tenant further acknowledges that it is not relying upon any verbal or written statement, representations, real estate broker's "setups" or flyers pertaining to the layout, size or other characteristics of the Building or the Demised Premises.

     B. Tenant has examined the entire Lease, and all components thereof described at Paragraph 45.D hereof, and Tenant acknowledges that it is thoroughly familiar with all the terms, covenants, warranties and conditions set forth herein. In accordance with Paragraph 21 of the Lease, and Section 5-703(2) of the New York State General Obligations Law, Tenant hereby covenants and agrees as follows:

          (1) The Lease of which this provision is a part is the sole agreement between the parties;

          (2) Tenant has not relied, nor shall it rely upon any purported modification hereof or additions hereto, nor upon any other purported representation in connection herewith, unless same has been executed by a natural person known to Tenant to be a duly authorized principal of the Owner, and Tenant acknowledges that unless any such principal acting on behalf of Owner expressly notifies Tenant in writing to the contrary, no agent, employee, attorney or other party having "apparent authority" shall be deemed authorized to bind Owner;

          (3) No writing which purports to rescind, modify or otherwise vary the terms of this Lease shall be deemed of any force and effect, and any of same arising prior to the date hereof shall be deemed to have been superseded hereby, unless expressly incorporated by reference herein; and

          (4) This Lease includes and consists exclusively of those documents enumerated at Article 45.D hereof.

R.22 HOLDING OVER:

     If Tenant shall then hold over after the Expiration Date then, for so long as Owner shall elect to delay proceedings to remove Tenant from the Premises in the manner permitted by law, the parties hereby agree that Tenant's use occupancy of the Demised Premises after the expiration of the stated term shall be in the nature of a month-to-month tenancy at sufferance of the Owner, commencing on the first day after the expiration of the term, which tenancy shall be upon all of the terms set forth in this Lease except Tenant shall pay for its use and occupancy on the first day of each month of the holdover TWICE (2%) the sum of: (a) the monthly installment of Fixed Annual Rent due and payable by Tenant during the last month preceding such holdover period and (b) the monthly installment of each and every category of Additional Rent payable by Tenant pursuant to applicable formulas set forth in this Lease, in the amounts that would have been billable by Owner during such holdover period had the term of the Lease not expired.

R.29 SERVICES:

     A. Freight elevators shall be available for use Monday through Friday during the hours of 9:30 AM through noon, and 1:30 PM through 3:30 PM. All use and operation of freight elevators shall be subject to the exclusive supervision of the Building Management which shall be available outside said normal freight hours only upon reasonable prior notice to Owner, and upon payment of Owner's then customary fees therefor. Any operation other than by trained and authorized personnel is strictly prohibited. The use of passenger elevators is reserved exclusively for individuals traveling among floors of the Building, and the transportation of freight thereon is strictly prohibited.

     B. Owner shall furnish heat to the Demised Premises during the hours of 8:00 AM and 5:30 PM, Monday through Friday only.

     C. In accordance with landmark regulations affecting the Building, the use of through-window air conditioning units is strictly prohibited, except with the express prior written consent of the Owner and the Landmarks Preservation Commission. Each floor shall be equipped with an independent air conditioning fan and compressor unit, designed to respect the integrity of the Building's facade. All electrical power required for the operation of the respective air conditioning units shall be drawn through lines serving the Demised Premises and comsumption of same shall be charged by way of the direct meter, or any subsequently designated submeter serving the Demised Premises, pursuant to R.12 hereof.

R.34 SECURITY:

     A. Subject to the provisions of R.18 hereof, the initial security deposit hereunder shall be in the sum of $14,600.00 to be held throughout the term of the Lease until later to occur of (1) the expiration or earlier termination of this Lease; or (2) Tenant's full satisfaction of all terms, covenants and conditions of this Lease subject to any offsets, charges or applications thereof as shall have accrued against Tenant; together with four (4%) percent interest upon the balance adjusted for for offsets or application during the term. Provided that a separate accounting is maintained for funds to be credited toward Tenant's security, said cash funds may be comingled with Owner's funds, to the extent permitted by law.

     B. If at any time during the term of this Lease, Owner shall have applied all or a portion of the security deposit towards the curing of a default by Tenant continuing beyond the expiration of any applicable grace period, or a default that would entitle Owner to move to dispossess Tenant, then Tenant shall, upon notice by Owner, promptly deposit with Owner such sums as may be necessary to restore or augment the security deposit to the amount required under the terms of this Lease. Tenant's failure to so restore or augment such security within ten (10) days after receipt of such notice from Owner, shall constitute a material default under this Lease.

R.35 TENANT'S CERTIFICATE:

     Tenant agrees, at any time and from time to time, upon not less than five
(5) business days' prior written notice from Owner, to execute, acknowledge and deliver to Owner, a certificate, in writing, addressed to Owner (and to such other persons as Owner may request) in the form annexed hereto as Exhibit "1" and containing additional certifications with respect to such other matters as Owner may reasonably request. If Tenant believes that any of the certificates contained therein are inaccurate, said certificate shall set forth, in reasonable detail, the basis for such assertions and if appropriate, Tenant shall modify the form of certificate solely to the extent needed accurately to reflect the facts within Tenant's knowledge. Any such certificate may be relied upon by Owner, any purchasers of the Building and/or the land, by any owner under a ground or underlying lease affecting the Building and/or the land, and by any assignee or transferee of any of the foregoing.

R.36 TRANSFER OF OWNER'S INTEREST:

     In the event of a bona fide sale, lease or transfer of the Property of which the Premises are a part, (the other party thereto, herein the "Transferee") then Owner shall thereafter be entirely relieved of all terms, covenants and obligations of Owner under this Lease, provided that (a) any funds then in the hands of Owner in which Tenant has an interest shall be turned over, (subject to such interest) to the Transferee; (b) notice of such transaction shall be delivered to Tenant, and (c) the Transferee shall assume all of Owner's obligations under this Lease.

                           ADDITIONAL RIDER PROVISIONS

37.  ADDITIONAL DEFINITIONS:

     For the purposes of this Lease and all communications with respect thereto, unless the context otherwise requires:

     1. The term "Fixed Rent" shall mean rent at the annual rental rate or rates provided for in Paragraph R.l.

     2. The term "Additional Rent" shall mean all sums of money, other than Fixed Rent, and which become due and payable from Tenant to Owner hereunder, and Owner shall have the same remedies therefor as for a default in payment of Fixed Rent.

     3. The terms "Rent" and "Rents" shall mean and include Fixed Rent and/or Additional Rent hereunder.

     4. The terms "Commencement Date" shall mean June 1, 1991; and the term "Expiration Date" shall mean May 31, 2001; said dates shall be subject to modification, pursuant to the remaining provisions of this Lease.

     5. The term "Real Property" shall mean the land and buildings presently designated as Block 823, Lot 45 of the Tax Map of the County of New York which designation includes the Demised Premises, and all rights and interests in and to said Real Property as of the date hereof, irrespective of any subsequent re-designation or subdivision of the tax lot boundaries of the Real Property, or any transfer, reallocation or incorporation of zoning or development rights to or into any other tax lot, whether pursuant to zoning lot merger, landmark transfer or otherwise.

     6. The term "Taxes" shall mean the real estate taxes, water and sewer rents and other assessments imposed upon the Real Property including Tenant's share of any penalties and interest on Taxes that may result from non-payment thereof by Tenant. Income, franchise, transfer, inheritance and capital stock taxes shall be deemed excluded from the term "Taxes" for the purposes hereof, except as otherwise provided herein. If and to the extent that, due to a change in the basis for and/or method of assessment or taxation, any business improvement district, transit, or other additional form of charge shall be imposed, or if any franchise, capital stock, capital, Rents, income, profits or other tax or charge shall be designated as new forms of "Tax" hereunder substituted in whole or in part for the Taxes now or hereafter imposed upon the Real Property, then such additional or substitute tax or charge, shall be deemed included in the term "Taxes" for the purposes hereof.

     7. The term "Tax Year" shall mean each period of twelve (12) months, commencing on the first day of July of each such period, in which occurs any part of the term of this Lease or such other period of twelve (12) months occurring during the term of this Lease, as hereafter may be duly adopted as the fiscal year for real estate tax purposes of the City of New York. The first "Tax Year" will commence on July 1, 1992.

     8. The term "Base Tax" shall mean Taxes for the year July 1., 1991 to June 30, 1992 (the "Base Tax Year").

     9. Intentionally Deleted.

10.

11.
                             [INTENTIONALLY DELETED]
12.

13.

38.  LIMITATION OF LIABILITY:

     Tenant agrees that the liability of Owner under this Lease and all matters pertaining to or arising out of the tenancy and the use and occupancy of the Demised Premises, shall be limited to Owner's interest in the Real Property and in no event shall Tenant make any claim against, or seek to impose any personal liability upon, any general or limited partner of Owner, or any principal of any firm or corporation that may hereafter be, become or succeed to the interest of the Owner in this Lease, subject to any such successor complying with the terms of R.36 hereof.

39.  BROKER:

     Tenant represents and warrants that it neither consulted nor negotiated with any broker or finder except Walter L. Deane of Longstreet Assoc. with regard to the rental of the Demised Premises from Owner, and Tenant hereby indemnifies and holds Owner harmless from any damages, costs, and expenses suffered by Owner by reason of any breach of the foregoing representation.

40.  ATTORNEY'S FEES:

     Wherever this agrement provides that either Tenant or Owner is required to pay attorney's fees incurred by the other, such provisions shall be deemed to mean reasonable attorneys' fees.

41.  SIGNS:

     Tenant shall not install any sign within, upon or about the Building or Demised Pemises which can be seen from the street or the Building or the exterior of the Demised Premises or Building without Owner's prior written approval, as to which Owner's discretion shall be unrestricted. Owner shall have the right, with or without notice to Tenant, to remove any signs installed by Tenant in violation of this Article and to charge Tenant for the cost of such removal and any repairs necessitated thereby. Tenant shall remove signs installed by it, if any, at the end of the Term and restore any damage to the Demised Premises or the Property caused by maintenance, installation or removal of same, at Tenant's sole cost and expense. There are no present plans for a Building Lobby Directory, but Tenant will be entitled to __________________ line entries in any that may be installed hereafter.

42.  CHANGES IN LAW:

     In the event that all or any part of the Rent or Additional Rent provided to be paid by Tenant under the provisions of this Lease during the demised term shall be uncollectible by virtue of any federal, state or city law, order or regulation now or hereafter in effect, Owner, at its option, may at any time thereafter terminate this Lease by not less than sixty (60) days' written notice to Tenant, in which event this Lease shall terminate on the date fixed in said notice as if the said date were the date originally fixed herein for the expiration of the term; provided, however, that if Tenant agrees in writing within thirty (30) days after Owner's notice to enter into a new or amended lease which, by its terms, yields to Owner an amount not less than the full scheduled amount of the Rent and Additional Rent required to be paid under the provisions of this particular Lease, and provided that such new agreement by Tenant shall then be legally enforceable by Owner, then Owner agrees to execute such new or amended lease agreement.

43.  LIMITATION OF REMEDIES:

     If in this Lease it is provided that Owner's consent or approval as to any matter will not be unreasonably withheld, and it is established by a court or body having final jurisdiction thereover that Owner has been unreasonable, then so long as Owner is not found to have shown actual malice, the only effect of such finding shall be that Owner shall be deemed to have given its consent or approval; but Owner shall not be liable to Tenant in any respect for money damages by reason of withholding its consent.

44. OPERATIONAL COVENANTS:

     A. Tenant covenants and agrees that it will, at its sole cost and expense, at least once a month during the term of this Lease, or at such other intervals as Owner reasonably selects, employ the services of a licensed, competent and insured exterminator to keep the Demised Premises free of all insects, vermin, rodents and any other pests of any kind or nature whatsoever. Upon Tenant's default in obtaining such services Owner may secure such service for its own account and charge the Tenant therefor as Additional Rent under the terms of this Lease, with all of Owner's remedies therefor.

     B. Tenant covenants that it will not use or suffer or permit any person to use or occupy the Demised Premises for any unlawful purpose, and that Tenant will obtain and maintain at Tenant's sole cost and expense all licenses and permits from any and all governmental authorities having jurisdiction of the Demised Premises, which may be necessary for the conduct of Tenant's business therein and for such use and occupancy. Tenant further covenants to comply with all applicable laws, resolutions, codes, rules and regulations of any department, bureau, agency, or any governmental authority having jurisdiction (together "Requirements") and (2) to idemnify and save Owner harmless from and against any claims, penalties, loss, damage or expense imposed by reason of any violation of any such Requirements; in either case, respecting or arising out of the operation, occupancv, improvement, alteration, maintenance and use of othe Demised Premises for the purposes set forth herein.

     C. Without limitation as to the remaining provisions of this Lease controlling permitted uses, Tenant hereby expressly warrants and represents that Tenant's use as defined at Paragraph 2 hereof does not now, and shall not at any time during the Term hereof, entail, include or in any way involve the treatment, processing, storage, handling or presence at, on or near the Demised Premises, of any hazardous or toxic substance which is now or may hereafter become subject to regulation or control pursuant to the terms of any Requirements now or hereafter enacted by any body now or hereafter having jurisdiction over such matters.

     For purposes hereof, the terms "toxic" or "hazardous" shall be construed both with referenc to the operative terms of any Requirements, and with reference to their plain meaning; and accordingly, Tenant hereby covenants and agrees that it shall notify and seek the written consent of Owner, prior to the introduction or use of any substance that Tenant should reasonably know might be toxic or hazardous in nature, irrespective of whether same is at that time known to be subject to any enforceable Requirement. The Tenant acknowledges and agrees that the foregoing is intended to safeguard the health and safety of all tenants, licensees and invitees expected to occupy or frequent Demised Premises, the Building and their environs, and, accordingly, that the benefit of every doubt concerning the potentially toxic or hazardous character, or the appropriate use, of any substance at the Building, shall be cast in favor of reasonable caution in the interest of health and safety.

     Any default by Tenant under this Paragraph 44.C shall be deemed a violation of a material obligation of the Lease, entitling Owner to exercise any and all remedies available to it in the event of a material default hereunder. The terms of this Paragraph 44.C shall inure to the benefit of Owner, and that of any Mortgagees under mortgages now or hereafter affecting the Building.

45.  MISCELLANEOUS:

     A. It is specifically understood and agreed that this Lease is subject to the prior written consent of Owner and any Mortgagee of Owner who may now or hereafter require same; and Tenant has hereunto affixed its signature with the understanding that (without prejudice as to the terms hereof respecting payment of Rent) the said Lease shall not in any way bind Owner until the earlier to occur of (1) the thirtieth (30) day following execution hereof; or (2) such time as any prior notice of approval or disapproval is issued by Mortgagee.

     B. The terms "person" and "persons" as used in this Lease, shall be deemed to include natural persons, firms, corporations, partnerships, associations and any other private or public entities.

     C. This lease shall be governed in all respects by the laws of the State of Mew York. If any term or provision of this Lease or the application thereof to any persons or circumstance shall, to any extent, be finally held to be invalid or unenforceable, then the remainder of this Lease, (or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable), shall not be affected thereby and each term and provision of this Lease shall be deemed valid and be enforced according to its terms, to the fullest extent permitted by law.

     D. This Lease contains the entire agreement between the parties, and any writing heretofore or hereafter made shall not operate to change, modify, or discharge this Lease in whole or in part unless such writing (if prior) is included or incorporated by reference herein and, in any event, is signed by the party sought to be charged therewith. This Lease consists exclusively of the following documents, and no others:

          (1) Standard Form of Office Lease (REBMY 3/90), consisting of Paragraphs 1 through 36;

          (2) Rider having 22 pages consisting of Paragraphs R.l through R.36, and Paragraphs 37 through 45;

          (3)  Exhibit 1: Estoppel Certificate
               Exhibit 2: Work Letter
               Exhibit 3: After Hours Access
               Exhibit 4: Guaranty;

          (4)  Exhibit A: Demised Premises.

     E. Notices delivered hereunder shall be delivered in writing, via messenger, certified mail, and/or recognized overnight courier service, In any event, with a return receipt requested, to the parties at the addresses first hereinabove set forth or at such other addresses as thereafter specified by notice; with copies to their respective counsel:


       For Owner at:

             Finkelstein Bruckman Wohl Most & Rothman
             575 Lexington Avenue, 19th Floor
             New York, New York 10022
             Att: George T. Bruckman, Esq. or
                 Alan S. Fintz, Esq.
                  (212) 754-3100
                  (212) 371-2980 (FAX)

       and for Tenant:

             Jeannette Warner, Esq.
             110 East 59th Street Suite 600
             New York, NY 10022
             tel. 909-0400
             fax. 909-0592


     F. Without limitation as to the remaining terms of the Lease, any continuing material default hereafter arsing under this Lease shall be deemed a default under the 5th floor Lease of Look's affiliate, Rockin Beast, Inc. and its Co-Tenant, Taka's House, Inc., and any continuing material default under the latter lease shall be deemed a default hereunder; and any and all security deposits under either Lease shall be deemed security available for application in the event of a default under the other. By execution hereof, Owner does not waive any objection to any pre-existing default, arrearage, or other condition heretofore accruing under Look's existing 4th floor lease, and any of same shall be deemed to survive the Commencement Date against the account of Tenant under this Lease.

     G. Tenant acknowledges that this Lease is entered into in order to extend its current occupancy at the Building (under the "Existing Lease"). The terms of this Lease shall control with respect to all matters accruing on and after the execution hereof. So long as Tenant shall not have been in continuing default hereunder or under its Existing Lease from date of execution through June 1, 1991, this Lease shall go into effect as of said scheduled Commencement Date. Without limitation as to the remaining terms of the Lease, any continuing material default arising between this date and the Commencement Date under either lease shall entitle Owner forthwith and without notice, to cancel this Lease at any time. By execution hereof, Owner does not waive objection to any preexisting default, arrearage, or other condition heretofore accruing, and any of same shall be deemed to survive the Commencement Date against the account of Tenant under this Lease.

                                   EXHIBIT "1"

                          Form of Estoppel Certificate

     The undersigned ____________________________________________ ("Tenant") in
consideration of One Dollar ($1.00), and other valuable considerations, the receipt and sufficiency of which is hereby acknowledged, hereby certifies to 170 FIFTH ASSOCIATES Inc.("Owner"), [the holder of any mortgage covering the property (the "Mortgagee")] [the ground lessor under any ground lease affecting the Property (the "Ground Lessor")] and [the vendee under any contract of sale with respect to the Property (the "Purchaser)], as follows:

     1. Tenant executed and exchanged with Owner a certain lease (the "Lease"), dated_______________1991, including only those documents at Paragraph 45.D thereof, and covering the Premises shown on the plan annexed hereto as Schedule A (the "Demised Premises") for a term to commence (or which commenced) on __________________ 1991, and to expire on _______________, 199__.

     2. The Lease is in full force and effect and has not been modified, changed, altered or amended in any respect.

     3. Tenant has accepted and is now in possession of the Demised Premises and is paying the full Rental under the Lease.

     4. The Fixed Annual Rent payable under this Lease is $________________. The Fixed annual Rent and all Additional Rent and other charges required to be paid under the Lease have been paid for the period up to and including
____________________________.

     5. No Rent under the Lease has been paid for more than thirty (30) days in advance of its due date.

     6. All work required under the Lease to be performed by Owner has been completed to the full satisfaction of Tenant; and there are no other defects in The Demised Premises or Building affecting Tenant's rights under the Lease; and the Demised Premises are not affected by any toxic or hazardous substances within the meaning of Paragraph 44C of the Lease.

     7. There are presently no defaults existing under the lease on the part of either Owner or Tenant.

     8. There is no existing or anticipated basis for Tenant to cancel or terminate the Lease.

     9. As of the date hereof, there exists no valid defense, offsets, credits, abatement or deductions in Rent or claims against the enforcement of any of the agreements, terms, covenants or conditions of the Lease.

     10. There are no actions, whether voluntary or otherwise, pending or threatened against the Tenant under the bankruptcy Laws of the United States or any state thereof.

     11. Tenant acknowledges that Owner has informed Tenant that a collateral assignment of Owner's interest in the Lease has been or will be made to the Mortgagee and that no modification, revision, or cancellation of the Lease, or amendments thereto, shall be effective unless a written consent thereto of the Mortgagee is first obtained, and that until further notice, payments under the Lease may continue as heretofore.

     12. The Lease does not contain and the undersigned does not have any outstanding option or rights of first refusal to purchase the Building, or any part thereof, or the real property of which the Building is a part.

     13. The amount of the security deposit, if any, deposited with the Owner, in cash or letter of credit pursuant to the terms of the Lease, is $________.

     14. This certification is made to induce Purchaser to consummate a purchase of the Property and to induce Mortgagee to make and maintain a mortgage loan secured by the Property, knowing that said Purchaser and Mortgagee rely upon the truth of this certification in making and/or maintaining such purchase or mortgage, as applicable.

     15. Except as modified herein, all other provisions of the Lease are hereby ratified and confirmed.



                                                 DATE:__________________________


                                                 By:____________________________
                                                              TENANT

                                    Exhibit 2
                              Scope of Owner's Work
                           and Outline Specifications
                    4th Floor- 170 Fifth Avenue, New York, NY
                          for iVillage,Inc. ("Tenant")

Owner agrees, at its sole cost and expense and without charge to Tenant, to do the following work, all of which shall be of material, manufacture, design, capacity and finish selected by the Owner as Standard of the Building. The following shall define the scope of work.

1. Demolition
Provide, as necessary, demolition and removal of all existing six interior partition walls ("recording rooms") including related doors, ceilings, light fixtures, electric and telephone outlets, shelving brackets, nails, screws, and obsolete attachments. This shall include removal of discarded furniture, equipment, shelving or fixtures discarded by Tenant.

2. Ceiling Systems
No drop ceiling shall be provided or allowed.

3. Floor Coverings and Cove Base
Owner shall refinish, where existing, the original maple floors. Where the floors have missing hardwood boards or gaps exist, new maple boards will be patched in to fill the void. The Owner shall reasonably attempt to repair the floor with like materials to provide a flat surface. Owner shall not be responsible to reconstruct the entire floor to correct any inconsistencies in the floor finish, whether due to discoloring, staining or wear marks, scratches or board patterns, whether due to original construction or subsequent cutting or mutilation, it being understood that irregular board patterns are in keeping with the historic quality of the building. Floors will be resanded and treated with one coat of sealer and two coats of polyurethane.

4. Lighting
Install up to 125 linear feet of track lighting with an allowance for ten track fixtures at a budget of $50.00 per fixture.

5. Gypsum Wallboard System and Plastering
Install up to fifteen linear feet of drywall partition wall approximately eight feet high at a location to be determined by Tenant ("New Walls"). New Walls shall consist of a 3-5/8 metal stud assembly with one layer of 5/8 drywall on each side. Wall height shall vary in accordance with the Plans. shall not be acoustically insulated. All new drywall partitions shall be taped and have a minimum of two coats of joint compound, sanded smooth with all screw holes filled and also sanded to a smooth finish. Any voids in the walls or ceiling from prior attachments or damage shall be filled and sanded smooth.

With respect to the permiter wall and remaining walls and ceilings. Owner shall not skim coat the entire surface of the original plaster walls or ceiling; any uneveness in the plaster work or painted surface shall remain.


                                     Page 1

                                     8/7/95
                                 iVillage, Inc.
                                  Owner's Work

                                     P.25 A

6. Doors. Door Frames and Hardware
None.

7. Painting. Wall Coverings/Finishing
All wall surfaces will be primed and painted with two coats of paint in an eggshell vinyl throughout on all wall and ceiling surfaces with no more than one color. All doors, door frames and window frames will be painted with a single color in an enamel alkyd paint. Exposed duct shall be painted.

8. Window Treatment (Blinds or Shades) None.

9. Plumbing None.

10.Existing Windows, Glass and Glazing All window bottom sashes will be made operable. Broken window glass shall be replaced. All windows shall be cleaned inside and outside.

11. Electrical Receptacles Any recepticles that are attached to existing partitions which will be demolished shall be remounted, if reasonably possible, to adjacent walls. Wiring may be installed in concealed cabling or in exposed electrical conduit.

13. Heating Ventilating and Air Conditioning
c) Remove the air conditioner compressor installed in the lower sash of the #2 westerly window and install it in the upper sash of the #1 westerly window. Clean and inspect only the air-conditioning equipment. Owner makes no warranties, express or implied, as to the condition of the existing air-conditioning equipment. Any other work on the air-conditioning shall be by Tenant.

The steam radiation shall be examined for any leaks or breaks. The air valves shall be changed and any leaky shut-off valves shall be changed.

14. Telephone and Data Piping and Wiring
None.

15. Millwork and Casework
None; all furniture, shelving, files and or built in workstations shall be by Tenant.

16. Fire Protection No changes

17. As Is
Except for the foregoing, the premises shall remain "As Is" with all of the existing conditions to remain unchanged. The Tenant has inspected the premises and is fully familiar with all conditions. Tenant has not relied on Landlord, Landlord's architect or Landlord's agents for consultation as to the suitability of the premises for Tenant's use. Tenant has consulted with its own professionals and relies on its own knowledge of its requirements and outside consultants to understand the outline specifications described herein.




                                     Page 2

                                     8/7/95
                                 iVillage. Inc.

                                  Owner's Work

                                      25 B

                                   EXHIBIT "3"

                                AFTER HOUR ACCESS


     (l)Tenant agrees to arrange for at least two (2) of its regular authorized occupants at the Demised Premises to be trained as Fire Wardens and as Building Evacuation Supervisors ("Supervisors"), within the meaning of New York City Fire Department Regulations promulgated pursuant to Local Law 5 ("Regulations"), with such training to be conducted, and the fitness of any such personnel to be subject to supervision and approval in Owner's sole discretion;

     (2)In the event that any one or more of the persons authorized by the Tenant to occupy the Demised Premises, desire from time to time to continue work related to Tenant's permitted use during hours other than Normal Building Hours, Tenant agrees that at least one of the two persons tenant described at subpart
(1), above, shall be at the Demised Premises and ready to carry out the responsibilities of a designated Supervisor until the Last person has vacated the Demised Premises, or until the beginning of the next-succeeding shift of Normal Building Hours, whichever first occurs;

     (3)In the event that extended hours are anticipated by any authorized occupants, the Demised Premises, then, prior to the end of the Normal Business Hours for the affected day, Tenant's designated Supervisor will log in at the Building management office, to acknowledge that some of Tenant's personnel shall be occupying the Building late, and to indicate that the designated Supervisor will be available during such hours to carry out his/her resconsibilities;

     (4)Tenant acknowledges and agrees that, in the event that its designated Supervisors are unavailable to serve in their intended capacities, occupancy of the Demised Premises after Normal Building Hours shall be strictly prohibited, unless Tenant makes prior written arrangements with any other tenants, or with the Building Management, for other persons duly authorized under the Regulations to execute the resconsibility of a Supervisor as hereinabove set forth, on behalf of the Tenant.

                                 Lease Amendment


AGREEMENT, made this 20th day of September, 1995 by and between 170 Fifth Associates, Inc. a New York Corporation (hereinafter called "Owner") and i Village, Inc., a Delaware Corporation, (hereinafter called "Tenant").

     WITNESSETH:

     WHEREAS, Owner and Tenant entered into a written agreement of Lease bearing date of August 21, 1995, (hereafter referred to as the "Lease") whereby the Owner leased to Tenant and Tenant hired from Owner, all of the fourth floor "Demised Premises," in the Building situate and known by the street address 170 Fifth Avenue, New York, NY (the "Building");

Whereas, the parties agree to amend the lease for ten dollars and good and valuable consideration to provide additional services in the Building all as hereinafter set forth:

NOW, THEREFORE IT IS HEREBY MUTUALLY AGREED AS FOLLOWS:

1. Tenant shall be entitled to After Hour Access pursuant to strict compliance with the agreement attached hereto labeled "Exhibit 3."

2. Owner specifically reserves the right to revoke the privileges of After Hour Access, without notice, if Tenant fails to comply in any respect to the rules and regulations, promulgated for the building- which rules may change from time to time- in Owner's sole discretion.

3. Tenant shall pay a fee for each access card of $12.00 in advance (subject to reasonable increase from time to time). The fee is non-refundable and shall apply for each replacement, whether lost, stolen or broken (including normal wear and tear). Only one card is issued per person and the card is non-transferable to other individuals (including among individuals in the same Tenant or among company employees).

4. Ratification of Least. All provisions of the Lease, not expressly amended hereby remain in full force and effect

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have hereunto set their hands and seals the day and year first above written.

iVillage, Inc. (Tenant)


Signature /s/ Candice Carpenter
         ------------------------

170 FIfth Associates, Inc.

/s/ Sheldon Stein
---------------------------------
Sheldon Stein, President

                                 Lease Amendment
                                 Page 1 9/19/95

     6. The undersigned subordinate to Owner any and all claims which either of them may have against the Tenant by reason of subrogation for payments or performance under this Guaranty or claims for any other reason or cause. The undersigned agree not to assert any claim which either may have against the Tenant. including claims by reason of subordination under this Guaranty, until such time as payment and other obligations of the Tenant to the Owner are fully satisfied and discharged.

     7. This Guaranty is binding upon the undersigned, its principals, legal representatives and assigns, and is binding upon and shall inure to the benefit of the Owner and its successors and assigns. No purported assignment or delegation by the undersigned shall release them of their obligations under this Guaranty, and with reference to Tenant's obligations, the term "Tenant" used herein includes the first and any successive assignees or subleases of the Tenant or of any such assignee or subleases.

     8. Except as otherwise provided at Par.3 hereof, this Guaranty may not be modified orally. but only by writing signed by both the undersigned and Owner.

     9. "Good Guy" Clause": Notwithstanding anything to the contrary hereinabove set forth. Owner acknowledges and agrees that Guarantors shall not be personally liable under this Guaranty for the payment of rent obligations of Tenant that shall accrue for the portion of the Lease Term that follows the date upon which Tenant vacates the Premises hereunder, irrespective of whether such vacancy (a "Vacancy"), might occur in technical violation of Lease terms respecting the stated Expiration Date. For purposes of this Paragraph 9, a "Vacancy" shall be deemed to occur if and only if: (a) Tenant surrenders Premises broom clean condition; (b) Tenant removes all of its personalty, including furnishings, fixtures and equipment form Premises; (c) Owner shall have been given notice of Vacancy and an opportunity to confirm that Premises are delivered in condition substantially identical to that obtaining upon the Commencement Date of the Lease, subject only to reasonable wear and tear; and (d) Tenant surrenders to Owner or its designated agent, possession of all keys to the Premises and its remaining appurtenances. The foregoing limitation upon Guarantor's obligations shall apply to costs of removing abandoned property; restoring damage or unauthorized alterations to Premises; and generally, to any and all claims, liabilities and expenses. including known or contingent tort or contractual liabilities to third parties (e.g. without limitation, outstanding or unsatisfied liens, encumbrances, tide retention agreements or the like), which may have accrued or arisen at the Premises or pursuant to Lease operation, with or without Owner's knowledge or consent, prior to the Vacancy date, to the extent that same would otherwise constitute Additional Rent obligations or liabilities of Tenant. under the remaining terms of the Lease.

Guarnatee is limited to the obligations of the initial Lease term unless the terms of the guarantee are extended in writing by the parties hereto.

     IN WITNESS WHEREOF. the undersigned have duly signed this Guaranty on this ____ day of August, 1995.

                By: /s/ Candice Carpenter
                   ----------------------
                Name: Candice Carpenter
                Address: 799 Park Avenue, New York. New York 10021
                SSN: ###-##-####

Page 2 of 2
8:36 PM

              FIRST AMENDMENT AND SUPPLEMENT TO LEASE AGREEMENT
              -------------------------------------------------

                  THIS FIRST AMENDMENT AND SUPPLEMENT TO OFFICE LEASE made as of the 5 day of April, 1996, by and between 170 FIFTH ASSOCIATES, INC., a New York corporation (hereafter referred to as "Owner") with an office at 55 Fifth Avenue, New York, New York 10003 and iVILLAGE, INC., a Delaware corporation (hereafter refined to as "Tenant") with an office at 170 Fifth Avenue, New York, New York 10010.

                            W I T N E S S E T H:

                  WHEREAS, Owner and Tenant entered into a certain lease agreement dated August 21, 1995 ("Lease") for office space occupying the entire Fourth Floor at 170 Fifth Avenue, New York, New York ("Premises"), for a term of six years commencing September 11, 1995 and ending on August 31, 2001; and;

                  WHEREAS, Tenant and Owner mutually agreed to amend the lease September 20, 1995 to provide for after hour access into the building, and otherwise more particularly set forth therein;

                  WHEREAS, it is the desire of the Owner and the Tenant to add to the demised premises additional space known as the rear half of the Fifth Floor at 170 Fifth Avenue, New York, New York and for that purpose wish to amend and supplement the Lease, under certain terms and conditions, all as hereinafter set forth.

                  NOW, THEREFORE, in consideration for the premises, the mutual terms, covenants, conditions, warranties and agreements herein set forth and other good and valuable consideration, the adequacy of .which is hereby acknowledged by both parties, intending to be legally bound hereby, Owner and Tenant agree as follows:

         1. Additional Space: Anything in the Lease, to the contrary, notwithstanding, the Lease is hereby amended by adding thereto the rear half (Suites 504, 505,. 506 & 507) of the Fifth Floor at 170 Fifth Avenue, New York, New York (hereinafter "Additional Space") effective April 5, 1996.

         2. Term: The Lease term for the Additional Space shall commence April 5, 1996 and end in accordance with the provisions of the Second Amendment and Supplement to the Lease Agreement attached hereto as Exhibit B (hereinafter "Second Amendment"). In the event the Second Amendment is voided in accordance with paragraph 15 therein, the lease term for the Additional Space, shall continue on a month to month tenancy thereafter at the same fixed minimum rent.

         3. Owner's Work: The Additional Space is leased and shall be delivered in "as is" condition. Owner shall not make any improvements to the Additional Space.

         4. Fixed Minimum Rent: Effective on April 5, 1996, the Fixed Minimum Rent for the Additional Space shall be:

  Lease Term                             Fixed Minimum Rent

  April 5, 1996 - April 30, 196          $3,033.42 (26 days @ 116.67 per diem)
  After April 30, 1996                   $3,500.00 per month


Owner reserves the right to raise the fixed minimum rent with at least 30 days advance written notice. Without limitation as to the rent schedule under this amendment, Tenant shall remain obligated for any and all rent accrued prior to the date hereof, and for all items of additional rent hereafter accruing under the terms of the Lease Agreement, including without limitation Tenant's pro-rata share of real estate taxes and electrical power consumption and other items of additional rent, and/or charges, fees, and penalties stipulated under the remaining provisions of the lease as amended.

         5. Utility Service: Anything in the Lease, as amended, notwithstanding, Tenant acknowledges and agrees that effective April 5, 1996, Tenant shall pay a proportionate cost of electric consumption of the Fifth Floor meter. The meter serves the entire floor including the Heating, Ventilating and Air Conditioning system equipment. Tenant's proportionate share of meter charges shall be 28% during Tenant's occupancy of the Additional Space.

         6. Security Deposit: Tenant acknowledges and agrees that the amount of the Security Deposit required pursuant to Paragraph 34 of the Lease, is hereby amended in proportion to the addition of the Additional Space. Accordingly, the pre-existing principal security balance of $14,600.00 is augmented by payment due contemporaneously with this Amendment, in the sum of $3,500.00 respecting Suite 504 of the Fifth Floor, with the amended aggregate total security to be in the sum of $18,100.00.

         7. Liability Insurance: Within seven (7) days following the execution of this Amendment, Tenant shall furnish to Owner a Certificate of Insurance (as required by Rider paragraph 8 of the Lease), to include Tenant's occupancy of the Additional Space.

         8. Unoccupied portion of Fifth Floor: In the event the front half (suites 500, 501, 502, & 503) of the Fifth Floor becomes vacant and available during Tenant's occupancy of Suite 504 and prior to delivery of both the Third and Tenth Floors in accordance with the Second Amendment, then Tenant shall let the entire front portion of the fifth floor (to augment and become part of the "Additional Space" as defined herein) and the fixed minimum rent recited herein representing the rear portion of the fifth floor shall be doubled to represent occupancy by Tenant of the entire fifth floor until the term of this First Amendment and Supplement to the Lease has concluded.

                  Upon Tenant's hire of the entire Fifth Floor, Tenant hereby acknowledges and agrees to arrange to place the utility meter in their own name and be directly responsible for all utility charges for the entire Fifth Floor. Within seven (7) days of occupancy of the entire Fifth Floor, Tenant agrees to furnish Owner with a Certificate of Insurance evidencing coverage of the entire Fifth Floor, said coverage to become effective upon the first day- of occupancy by Tenant of the entire Fifth Floor.

         9. Failure to give Possession: The provisions of paragraph 24 of the Lease remain unamended and are specifically confirmed herein to continue in full force and effect during the entire term of this Amendment.

         10. Holding Over: The provisions of Rider paragraph 22 of the Lease remain unamended and are specifically confirmed herein and shall continue in full force and effect during the entire term of this agreement.

         11. Right to Terminate: Owner shall have the right to terminate this lease Amendment, termination to take place on the last day of the calendar month upon 14 days written notice. Notice of termination shall be served in accordance with paragraph 45 of the Lease Agreement.

         12. Ratification of the Lease: Except as otherwise expressly set forth hereinabove, all terms, covenants and conditions of the Lease are hereby confirmed to remain unamended and in full force and effect, and are incorporated by reference as if fully set forth herein.

         13. Not an Offer: Tenant acknowledges and agrees that this instrument is submitted for review and execution by Tenant subject to final disposition by Owner; that delivery hereof shall not be deemed to constitute an "offer" within the meaning of New York State contract law; and that same shall be binding upon Owner only following Owner's review, approval, execution and delivery of same to Tenant by Owner, in Owner's sole discretion. Owner's acceptance of this agreement is subject to review by Owner's lender.

                  IN WITNESS WHEREOF, the said parties have caused this Amendment to be executed the day and year first above written.

TENANT:  iVILLAGE, INC.                  OWNER:  170 FIFTH ASSOCIATES, INC.

                                         By:      Valhal Corp., General Partner

By: /s/ Candice Carpenter                By: /s/ Sheldon Stein
  -----------------------------             ------------------------------------
         Candice Carpenter, CEO                   Sheldon Stein, President

                                    EXHIBIT B
               SECOND AMENDMENT AND SUPPLEMENT TO LEASE AGREEMENT

     THIS SECOND AMENDMENT AND SUPPLEMENT TO OFFICE LEASE made as of the ____ day of April, 1996, by and between 170 FIFTH ASSOCIATES, INC. a New York corporation, (hereafter referred to as "Owner") with an office at c/o Vaihal Corp. 55 Fifth Avenue, 17th Floor, New York, New York, 10003 and iVillage, Inc. a New York corporation (hereafter referred to as "Tenant") with an office at 170 Fifth Avenue, New York, NY, 10010.

                                   WITNESSETH:

     WHEREAS, Owner and Tenant entered into a certain lease agreement dated August 21, 1995 ("Lease") for office space occupying the entire fourth floor of the building 170 Fifth Avenue, New York, NY ("Premises") and more particularly delineated on the floor plan annexed to the Lease as "Exhibit 2A", for a term of six years commencing September 11, 1995 and August 31, 2001; and;

     WHEREAS, Tenant and Owner mutually agreed to amend the lease on September 20, 1995 to provide for after hour access into the building, and otherwise more particularly set forth therein; and

     WHEREAS, Tenant and Owner entered into a First Amendment and Supplement to Lease Agreement dated April___, 1996, to temporarily lease the rear half of the fifth floor as particularly set forth therein;

     WHEREAS, it is the desire of the Owner and the Tenant to amend the lease again under certain terms and conditions, all as hereinafter set forth.

     NOW, THEREFORE, in consideration for the premises, the mutual terms, covenants, conditions, warranties and agreements herein set forth and other good and valuable consideration, the adequacy of which is hereby acknowledged by both parties, intending to be legally bound hereby, Owner and Tenant agree as follows:

     1. Amendment to Prevail: If and to the extent that any of the provisions below of this Amendment conflict or are otherwise inconsistent with any of the terms of the Lease as previously written or amended (whether or not such inconsistency is expressly noted below) the provisions of this Amendment shall prevail.

     2. Rental of the Third and Tenth Floors: As of the Second Commencement Date as set forth below, Tenant shall lease two additional full floors in 170 Fifth Avenue, New York, NY., the third and tenth floors, hereafter to be called "New Floors," subject to the following terms and conditions. Lease provisions defined below that are indicated to apply to the New Floors shall not apply to the Demised Premises under lease preceding this amendment.

     3. Term: The Lease term for the New Floors shall be two years commencing on the Second Commencement Date (as defined below), hereafter" New Floors Demised Term."

     4. Owner's Work: Owner, at Owner's sole expense. shall (i) paint the walls of the New Floors (and not the windows, ceiling or doors) (ii) build up to 50 linear feet of 8' high partitions finished with tape and compound to professional standards with all holes filled and seams covered; (iii) re-poly the floors on the 3rd and 10th Floors; (iv) clean, paint and improve lighting in the stairwell between third and fourth floors and install one each 100 square inch glass lite in each stairtower door; (v) relocated glass door and side lite on 10th floor; (vi) clean and start-up the air-conditioning units, collectively "Owner's Work". The parties agree that Owner's Work shall be commenced and completed prior to the Second Commencement Date. Notwithstanding Owner's Work items above and subject to any express representations, warranties and covenants

                        iVillage, Inc.- Second Amendment
                           Page 1 of 5 4/5/96 2:23 PM
     set forth in the Lease and all amendments thereto, the New Floors are delivered and accepted "as Is

     5. Consultants: Tenant warrants to Owner that the Tenant has not consulted with any real estate brokers or real estate sales persons who would look to the Owner for compensation or a commission.

     6. Second Commencement Date: When Owner believes that Owner's Work is substantially complete (subject to normal punchlist items) Owner shall give notice thereof to Tenant, accompanied by an executed Second Commencement Date Memorandum ("Memorandum[s]") in the form attached hereto as Exhibit C. Tenant shall not delay acceptance of the Premises because of any outstanding punchlist items or for any other reason. Tenant shall accept the Premises if substantially complete and attach a punchlist to the Memorandum detailing any construction items that Owner shall complete following the Tenant Occupancy. If Tenant contests the Substantial Completion as represented by Owner, Tenant shall within One business day of receipt of Owner's Memorandum detail in writing to Owner any deficiencies to Substantial Completion that Tenant believes remain to be completed. Following delivery of the newly constructed Premises to Tenant, Owner shall diligently prosecute completion of the Punchlist items at minimal interference to Tenant within two weeks of Commencement Date for each New Floor. By executing the Memorandum, Tenant shall be deemed to have agreed that Owner's Work has been completed in accordance with the terms of this Amended Lease. The Second Commencement Date shall be the date as defined in the Memorandum. Notwithstanding the foregoing, Owner shall deliver and Tenant shall accept delivery of each New Floor separately as it becomes available, subject to the terms of this agreement, and the rent shall be pro-rated to the proportionate value assigned in the Fixed Minimum Rent schedule below for the respective area delivered. A separate memorandum shall be executed for each New Floor.

     7. Fixed Minimum Rent: Effective on the New Commencement Date, the Fixed Minimum Rent for the New Floors shall be:

--------------------------------------------------------------------------------
                           YEAR 1                            YEAR 2
                ---------------------------       ----------------------------

                Rent/year        Rent/month       Rent/year         Rent/month
                ---------        ----------       ---------         ----------
10th Floor        91,250        $  7,600.00          94,900        $  7,800.00
3rd Floor(1)      83,950        $  6,995.83          87,600        $  7,300.00
               =========        ===========       =========        ===========
Total          $ 175,200        $ 14,596.00       $ 182,500        $ 15,100.00
--------------------------------------------------------------------------------

     Without limitation as to the rent schedule under this amendment, Tenant shall remain obligated for any and all rent accrued prior to the date hereof, accruing under the Lease, as amended, and for all items of additional rent hereafter including without limitation Tenant's pro-rata share of real estate taxes and electrical power consumption, if applicable, and other items of additional rent, and/or charges, fees, and penalties stipulated under the remaining provisions of the lease as amended.

     8. Real Estate Taxes: Only During the New Floors Demised Term, the real estate tax Percent as defined in the lease shall be changed as follows: In section R.1.2.A of the Lease, in the first sentence EIGHT and 19/00 shall be deleted and in its place TWENTY-FOUR and 57/100 shall be substituted. The Tenant shall pay 100% of the Tax Payment for the New Floors, notwithstanding the seventh line of the same section: this shall continue to apply for the Fourth Floor but shall not apply for the two third proportion relating to the New Floors.

----------
Subject to the right of Owner to substitute the Fifth Floor in place of the Third Floor in accordance with paragraph 14 hereof In the event of a Fifth Floor substitution then all rents and other provisions attributable to the Third Floor shall equally apply to the Fifth Floor.

                        iVillage, Inc.- Second Amendment
                            Page 2 of 5 4/5/96 2:23PM

     9. Direct Utility Service: Anything in the Lease, as amended, notwithstanding, Tenant acknowledges and agrees that effective the New Commencement Date, Tenant shall arrange for electrical service by way of a direct account with the public utility for the New Floors. It shall be Tenant's sole responsibility to convert the existing meter into Tenant's name with the utility and pay all charges accrued on its own account.

     10. Security Deposit: Tenant acknowledges and agrees that the amount of the Security Deposit required pursuant to R.34 of the Lease, is hereby amended in proportion to the addition of the New Floors to the total leased premises. Accordingly, the pre-existing principal security balance of $14,600.00 is augmented by payment due contemporaneously with this Amendment, in the sum of $15,000.00 respecting the New Floors, and $7,500 due upon execution of each Memorandum, with the amended aggregate total security to be in the sum of $44,600.00. The security deposit respecting the New Floors shall be returned, consistent with the terms of the Lease, at the end of the New Floors Demised Term.

     11. Liability Insurance: Within thirty (30) days following the New Commencement Date, Tenant shall furnish to Owner a Certificate of Insurance (as required by Pars. 8 and R.8 of the Lease), reflecting full coverage for amounts recited therein.

     12. Maintenance: Tenant shall re-polyurethane the wood floors in the premises with an additional coat no less than one time annually during the term hereof. Tenant shall change filters on the Air-conditioning units no less than two times annually and have the unit cleaned, if necessary, for good operation. Owner shall advise tenant of the scheduling of the foregoing maintenance, and at Tenant's election, contract for the foregoing services and be reimbursed by Tenant at no additional charge to Tenant above what Tenant would pay if it contracted directly for the same services. Notwithstanding, if Tenant fails to maintain the floors and air-conditioners (and evidence same to Owner) then Owner may contract for same at Tenant's expense. Tenant shall reimburse Owner for any related expense in its next monthly billing.

     13. Ratification of the Lease: Except as otherwise expressly set forth hereinabove, the terms, covenants and conditions of the Lease Agreement are hereby confirmed to remain unammended and in full force and effect, and are incorporated by reference as if fully set forth herein.

     14. DELIVERY SCHEDULE for New Floors. The 10th floor shall be delivered to Tenant on or before July 1, 1996 and the Third Floor on or before July, 31, 1996. Notwithstanding the foregoing, Owner may elect to substitute the Fifth Floor in the same time frame indicated above lieu of the Third floor, with substantially similar improvements, including an equal number of private offices, conference rooms, lighting treatment, and wall glass in a plan to be mutually agreed between Tenant and Owner. In the event of a Fifth Floor substitution by Owner for the Third Floor, all provisions respecting the Third Floor shall alternately apply to the Fifth Floor ("Substitute")

     Owner shall notify Tenant on or before May 1, 1996 whether Owner elects a substitution of floors and immediately thereafter Owner shall commence construction on the fifth floor if Substitution is elected by Owner. In the event of substitution to the fifth floor, the Owner shall construct the improvements on the front half of the floor while Tenant is in occupancy on the back halt with the intent to minimize interference with Tenant's business, and Tenant shall then occupy the completed front half of the floor to allow Owner to do the construction in the back half Tenant shall only bear the cost of rent for the half of floor in occupancy during such period.

     Owner shall credit Tenant a late delivery penalty equal to One Hundred and Fifty Dollars ($150.00) per day for each day of delay in delivery of the respective premises after July 1,

                        iVillage, Inc.- Second Amendment
                            Page 3 of 5 4/5/96 2:23PM

     1996 and July 31, 1996, respectively. The foregoing schedule is subject to delays of FORCE MAJURE (forces beyond Owner's control).

     15. Owner Option to Void Agreement. If on or before May 1, 1996 Owner determines that delivery of the New Floors cannot be reasonably accomplished in the time frame above then Owner reserves the right to void this agreement In the event of an Owner election to Void the agreement, Owner shall return the security deposit tendered therewith and the agreement shall have no further force and effect.

     16. Options to Extend Term: Effective upon expiration of the two year term as defined herein, Tenant shall have the option to extend the lease term for the New Floors for an additional two year term ("First New Floor Extension Term"). Upon expiration of the First New Floor Extension Term, Tenant shall have the option to extend the lease term for the New Floors for a term to end concurrently and absolutely upon the expiration of the Lease term for the fourth floor premises as defined in the Lease as August 31, 2001 ("Second New Floor Extension Term"). Tenant shall exercise said options by providing written notice to Owner no sooner than 180 days and no later than 150 days prior to the expiration of any given current term. Upon commencement of both the First New Floor Term and Second New Floor Term, the fixed minimum rent for the New Floors shall increase at a stipulated 3.5% per annum during each and every extended term period.

     17. Fifth Floor- Interim Use. Tenant's occupancy of the rear of the Fifth Floor of the Building pursuant to the First Amendment to the Lease shall continue until Owner delivery of both New Floors in the event this agreement is not voided pursuant to provision 15 hereof

     18. Not an Offer: Tenant acknowledges and agrees that this instrument is submitted for review and execution by Tenant subject to final disposition by Owner; that delivery hereof shall not be deemed to constitute an "offer" within the meaning of New York State contact law; and that same shall be binding upon Owner only following Owner's review, approval, execution and delivery of same to Tenant by Owner, in Owner's sole discretion. Owner's acceptance of this agreement is subject to review by Owner's lender.

     IN WITNESS WHEREOF, the said parties have caused this Agreement to be executed the day and year first above written.


     TENANT:   iVillage, Inc.

     BY:       _____________________________
               Candice Carpenter, President

     OWNER:    170 FIFTH ASSOCIATES, Inc.

     BY:       Valhal Corp., General Partner

               ______________________________
               Sheldon Stein, President


                        iVillage, Inc.- Second Amendment
                            Page 4 of 5 4/5/96 2:23PM

                                    EXHIBIT C

                     MEMORANDUM OF SECOND COMMENCEMENT DATE

     Pursuant to the requirements of the Second Amendment and Supplement to the Lease Agreement, dated April 5, 1996 ("Second Amendment") between 170 FIFTH ASSOCIATES, INC. ("Owner") and iVillage. Inc. ("Tenant"), this agreement will serve to confirm the Second Commencement Date for the Second Amendment, as follows:

     1. Delivery of Additional Space. Subject to the remaining provisions hereof, the delivery of the Additional Space within the meaning of the Paragraph 6 of the Second Amendment will be: July 10, 1996 for the 5th Floor. It is expressly agreed that one New Floor shall be delivered in sequence at a time and a separate New Commencement Date shall apply for each new floor. The delivery of the second of the two New Floors shall establish the Second Commencement Date for the initial Term of the Second Amendment.

     2. Expiration Date. The expiration of the Lease term will be June 30, 1998.

     3. Fixed Minimum Rent Payment The first payment of Fixed Minimum Rent pursuant to Paragraph 7 of the Second Amendment shall be payable upon the execution by all parties of this Memorandum of New Commencement Date. Tenant acknowledging that the New Commencement Date, with respect to its rights and Owner's obligations under the Lease and all Amendments thereto including the Second Amendment, is contingent upon payment of any and all sums due thereunder through the date of this Memorandum, which, in the event Owner declares the New Commencement Date to fall in the middle of a calendar month, shall include payment of the pro rata portion of said fixed minimum rent and any additional rent due for the fraction of the calendar month within which the New Commencement Date falls.

     4. Acceptance of New Floor. Tenant acknowledges and agrees that Owner's work required under the Second Amendment with respect to the New Floor, has been completed and Tenant hereby accepts the entire 5th New Floor in its present condition, subject only to punch list items described on Schedule 1 attached hereto, which Owner agrees to complete within a reasonable time hereafter, and subject further to latent defects, if any, not readily discernible upon reasonable inspection.

     IN WITNESS WHEREOF, the parties have executed this New Commencement Date Memorandum on this ______ day of ,1996.



TENANT:   iVillage, Inc.



BY: /s/ Fean Clinton
    -------------------------------
    Candice Carpenter, CEO



OWNER:  170 FIFTH ASSOCIATES, INC.


BY: /s/ Sheldon Stein
    ------------------------------
Sheldon Stein, President
Valhal Corp., General Partner



                         iVillage. Inc.-Second Amendment
                           Page 5 of 5 4/5/96 2:23 PM

                                    EXHIBIT C

                     MEMORANDUM OF SECOND COMMENCEMENT DATE

     Pursuant to the requirements of the Second Amendment and Supplement to the Lease Agreement dated April 5, l996 ("Second Amendment') between 170 FIFTH ASSOCIATES, INC. ("Owner") and iVillage, Inc. ("Tenant"), this agreement will serve to confirm the Second Commencement Date For the Second Amendment, as follows:

     1. Delivery of Additional Space. Subject to the remaining provisions hereof, the delivery of the Additional Space within the meaning of the Paragraph 6 of the Second Amendment will be: 6/19/96 for the 3rd Floor. It is expressly agreed that one New floor shall be delivered in sequence at a time and a separate New Commencement Date shall apply for each new floor. The delivery of the second of the two New Floors shall establish the Second Commencement Date for the initial Term of the Second Amendment.

     2. Expiration Date. The expiration of the Lease term will be 6/30/98.

     3. Fixed Minimum Rent Payment. The first payment of Fixed Minimum Rent pursuant to Paragraph 7 of the Second Amendment shall be payable upon the execution by all parties of this Memorandum of New Commencement Date. Tenant acknowledging that the New Commencement Date, with respect to its rights and Owner's obligations under the Lease and all Amendments thereto including the Second Amendment, is contingent upon payment of any and all sums due thereunder through the date of this Memorandum, which, in the event Owner declares the New Commencement Date to fall in the middle of a calendar month, shall include payment of the pro rata portion of said fixed minimum rent and any additional rent due for the fraction of the calendar month within which the New Commencement Date falls.

     4. Acceptance of New Floor. Tenant acknowledges and agrees that Owner's work required under the Second Amendment with respect to the New Floor, has been completed and Tenant hereby accepts the entire 3rd New Floor in its present condition, subject only to punch list items described on Schedule 1 attached hereto, which Owner agrees to complete within a reasonable time hereafter, and subject further to latent defects, if any, not readily discernible upon reasonable inspection.

     IN WITNESS WHEREOF, the parties have executed this New Commencement Date Memorandum on this _____ day of ______ 1996.



TENANT: iVillage. Inc.

BY:  /s/ Candice Carpenter
     ----------------------
     Candice Carpenter, CEO

OWNER:  170 FIFTH ASSOCIATES. INC.

BY:  /s/ Sheldon Stein
     ----------------------
Sheldon Stein President
Vaihal Corp., General Partner

                                                                          [LOGO]


            THIRD AMENDMENT AND SUPPLEMENT TO LEASE AMENDMENT

AGREEMENT, made this 20 day of January 1997 by and between 170 Fifth Associates, Inc. a New York Corporation (hereinafter called "Owner") and iVillage, Inc., a Delaware Corporation, (hereinafter called "Tenant").

        WITNESSETH:

        WHEREAS, Owner and Tenant, entered into a written agreement of Lease bearing date of August 21, 1995, (hereafter referred to as the "Lease") whereby the Owner leased to Tenant and Tenant hired from Owner, all of the fourth floor "Demised Premises," in the Building situate and known by the street address 170 Fifth Avenue, New York, NY (the "Building");

        WHEREAS, Tenant and Owner entered into a First Amendment and Supplement to the Lease Agreement dated April 5, 1996, to temporarily lease the rear half of the fifth floor as more particularly set forth therein;

        WHEREAS, Tenant and Owner entered into a Second Amendment and Supplement to the Lease Agreement dated April 5, 1996, to lease the third and tenth floors of the building, as more particularly set forth therein;

        WHEREAS, Tenant and Owner entered into a Letter Agreement dated April 19, 1996, substitute the leasing of the fifth floor in lieu of the leasing of the tenth floor, as more particularly set forth therein;

        WHEREAS, Tenant and Owner entered into a Letter Agreement dated September 27, 1996, to clarify several issues regarding the design and construction of the filth floor, as more particularly set forth therein;

        WHEREAS, the parties agree to again amend the lease for ten dollars and good and valuable consideration to provide additional services in the Building all as hereinafter set forth:

NOW, THEREFORE IT IS HEREBY MUTUALLY AGREED AS FOLLOWS:

     1. Amendment to Prevail: If and to the extent that any of the provisions below of this Amendment conflict or are otherwise inconsistent with any of the terms of the Lease as previously written or amended (whether or not such inconsistency is expressly noted below) the provisions of this Amendment shall prevail.

     2. Rental of the 11th Floor: As of the Third Commencement Date as set forth below, Tenant shall lease the eleventh floor of the building, 170 Fifth Avenue, for a term of two years, commencing on or about May 1, 1997 and ending two years from the Commencement Date, on or about April 30, 1999, subject to the terms and conditions set forth herein. Notwithstanding Exhibit 2 attached hereto, if the Commencement of the 11th floor is later than May 1, 1997, the term shall expire upon the second anniversary of the Commencement Date.


                         Lease Amendment Page 1 1/14/97

                                                                          [LOGO]

     3 Premises "As Is": The 11th Floor shall be delivered "As is," in its present arrangement and condition except that Owner shall provide a work allowance of $12,000.00 for improving the 12th Floor premises. No other work by Owner is included as a condition of this agreement. Owner shall perform work allowance improvements on Tenant's behalf to achieve values competitive for similar commercial improvements, including architectural design, painting, partition demolition and partition construction.

     4. The Fixed Minimum Rent for the 11th Floor shall be in accordance with the rent schedule, Exhibit 2,, attached hereto. The Fixed Minimum Rent for the 11th Floor shall commence upon delivery of the floor to by Owner to the Tenant, on or about May 1, 1997.

     5 Lease Conditional: The Owner reserves that is agreement is subject to Owner receiving from the Tenant, to Owner's satisfaction, in Owner's sole discretion, proof on or before March 15, 1997 of $20 Million in new funding commitments. In the event that Owner determines that new funding commitments are insufficient, the leasing of the 11th Floor as described herein can be withdrawn by Owner and the agreement hereof shall be null and void.

     6. Floor shall be extended for one year to October 31, 1999. The Lease Term of the Fourth Floor shall be reduced by one year to an expiration of August 31, 2000.

     7. Real Estate Taxes: During the Demised Term, the Tenant shall pay the increases in Real Estate Taxes for each floor pursuant to section R1.2.A of the Lease. Each floor represents 8.19% of the building with the total of the four floors representing 32.76% of the building. Tenant's tax proportion shall be adjusted for each Lease Year to be apportioned for the term of he respective floors. The Tenant shall pay 100% of the Tax Payment for the 3rd, 5th and 11th Floors, notwithstanding the seventh line of R.1.2A in the Lease.

     8    Intentionally Deleted.

     9. No cleaning or repair services for the Demised Premises are included by Owner under the terms hereof.

     10. Brokers: Tenant warrants to Owner that Tenant has not consulted with any real estate brokers other than Valhal Corp. Tenant shall indemnify Owner for any costs or expenses related to a claim by a real estate broker to Owner for a commission Dot specifically noted herein.

     11. Licenses and Use Fees: Tenant shall pay any licenses and use fees or taxes related to Tenant's occupancy in the Premises including but not limited to rent taxes and or occupancy fees or equipment usage fees specifically related to the Demised Premises whether installed by Owner or Tenant. Such fees may be charged by any city, state or federal agency and may relate to usage of the premises or services

                          Lease Amendment Page 2 1/24/97

                                                                          [LOGO]

          enjoyed by the tenant in the premises whether or not the equipment is owned by the Tenant or located on the premises for the tenant's use.

     12. Not an Offer: Tenant acknowledges and agrees that this instrument is submitted for review and execution by Tenant subject to final disposition by Owner; that delivery hereof shall not be deemed to constitute an "offer" within the meaning of New York State contract law; and that same shall be binding upon Owner only following Owner's review, approval, execution and delivery of this Agreement to Tenant by Owner, in Owner's sole Discretion. Owner's acceptance of this agreement is also subject to approval by Owner's lender.

     13. Ratification of Lease All provisions of the Lease, not expressly amended hereby remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have hereunto set their hands and seals the day and year first above written.


iViliage, Inc. (Tenant)                              170 Fifth Associates, Inc.


Signature /s/ Steven Elkes                           /s/ Sheldon Stein
          --------------------                       ------------------------
by:      Steven Elkes                                Sheldon Stein, President
title:   VP Finance



                         Lease Amendment Page 3 1/14/97

                          FOURTH AMENDMENT TO LEASE
                          -------------------------

                  THIS FOURTH AMENDMENT TO LEASE is made on the 3rd day of November, 1998 by and between 170 FIFTH ASSOCIATES, INC. (hereinafter called "Owner") with an office at 55 Fifth Avenue, New York, NY 10003 and iVilliage, Inc., a Delaware Corporation (hereinafter called "Tenant"), with an office at 170 Fifth Avenue, New York, NY.

BACKGROUND
----------

                  Landlord and Tenant are parties to an office Lease dated August 21, 1995 ("Original Lease"), pursuant to which Landlord leased to Tenant the fourth floor of the Building 170 Fifth Avenue, New York, NY ("Building").

                  Whereas, the Original Lease was amended by a First Amendment dated April 5, 1996;

                  Whereas, the Lease was amended again with a Second Amendment dated April 5, 1996, to lease the third and tenth floors of the Building;

                  Whereas, the Lease was amended with a Letter Agreement dated April 19, 1996, substituting the fifth floor in lieu of the tenth floor of the Building, as more particularly set forth therein;

                  Whereas, the Lease was amended by a Third Amendment dated January 20, 1997 which added the 11th floor to the Lease;

                  Whereas, the Lease was amended by a Letter Agreement dated May 8, 1997 to clarify issues of the Third Amendment to the Lease:

                           The Lease as amended by both prior amendments, is hereinafter referred to as the "Amended Lease".

                  Whereas, it is the desire of the parties to amend the lease again, all as hereinafter set forth.

                  Now, Therefore, intending to be legally bound hereby, Landlord and Owner agree as follows:

         1. TERM ADJUSTMENTS. The Lease term respecting the respective floors of the Building shall be changed per the schedule below.

                                                      Expiration as of this
  Leased Floor         Scheduled Term Expiration        Fourth Amendment

  Third Floor              October 31, 1999                 Unchanged
  Fourth Floor              August 31, 2000               May 31, 1999
  Fifth Floor              October 31, 1998               June 30, 1999
 Eleventh Floor             April 30, 1999              November 30, 1998



         2. RENT. The Fixed Minimum Rent for the fifth floor shall be increased to $9,000.00 monthly as of May 1, 1999, payable in advance, per the rent schedule attached hereto as Exhibit A.

         3. EFFECTIVENESS. This is not an offer by Landlord to lease space, and shall become an amendment to the Lease only upon execution by both parties.

         4. NO BROKER. Tenant represents to Owner that it has not consulted with a Real Estate Broker in this transaction. The Tenant has not engaged a Broker to represent Tenant in this lease transaction. Tenant recognizes that Owner's reliance on the foregoing sentence represents a material inducement to enter into this agreement and in consideration therefore, the Tenant shall indemnify Owner for and Tenant shall pay any and all costs for Owner related thereto (including attorney fees, court costs and any commissions, if ultimately owed) in defending a claim by a real estate broker claiming a right to a commission related to Broker's claimed engagement or association with Tenant.

         5. RATIFICATION OF LEASE. ALL PROVISIONS OF THE AMENDED LEASE NOT EXPRESSLY AMENDED HEREBY REMAIN IN FULL FORCE AND EFFECT.

         6. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which shall be one and the same instrument.

         7. ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, to the extent they have related in any way to the subject matter hereof.

         8. HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         9. EXECUTION. This Agreement may be executed by facsimile signatures by either party hereto and such signature shall be deemed binding for all purposes hereof, but each party shall deliver an original signed copy to the other party immediately thereafter.

         10. AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by each party hereto. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         11. SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         12. INCORPORATION OF EXHIBITS AND ANNEXES. The Exhibits and Annexes identified in this Agreement are incorporated herein by reference and made a part hereof.

                  IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have hereunto set their hands and seals the day and year first above written.

iVillage, Inc.                                 170 Fifth Associates, Inc.

By:      /s/ Steven Elkes                      By       /s/ Sheldon Stein
   ---------------------------------------        ------------------------------
         Steven Elkes, VP Business Affairs              Sheldon Stein, President

                                                            Exhibit A

                                          iVillage Rent Schedule 10-19-98 9:31AM

-------------------------------------------------------------------------------------------------------------------------------
               Nov-96       Dec-96       Jan-97       Feb-97       Mar-97       Apr-97       May-97       Jun-97       Jul-97
-------------------------------------------------------------------------------------------------------------------------------
3rd Floor    $ 6,995.83   $ 6,995.83   $ 6,995.83   $ 6,995.83   $ 6,995.83   $ 6,995.83   $ 6,995.83   $ 6,995.83   $ 7,300.00
-------------------------------------------------------------------------------------------------------------------------------
4th Floor    $ 7,592.00   $ 7,592.00   $ 7,592.00   $ 7,592.00   $ 7,592.00   $ 7,592.00   $ 7,592.00   $ 7,592.00   $ 7,592.00
-------------------------------------------------------------------------------------------------------------------------------
5th Floor    $ 7,300.00   $ 7,300.00   $ 7,300.00   $ 7,300.00   $ 7,300.00   $ 7,300.00   $ 7,300.00   $ 7,300.00   $ 7,300.00
-------------------------------------------------------------------------------------------------------------------------------
11th Floor                                                                                 $ 8,212.50   $ 8,212.50   $ 8,212.50
-------------------------------------------------------------------------------------------==========   ==========   ==========
             $21,887.83   $21,887.83   $21,887.83   $21,887.83   $21,887.83   $21,887.83   $30,100.33   $30,100.33   $30,404.50
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
               Nov-97       Dec-97       Jan-98       Feb-98       Mar-98       Apr-98       May-98       Jun-98       Jul-98
-------------------------------------------------------------------------------------------------------------------------------
3rd Floor    $ 7,300.00   $ 7,300.00   $ 7,300.00   $ 7,300.00   $ 7,300.00   $ 7,300.00   $ 7,300.00   $ 7,300.00   $ 7,300.00
-------------------------------------------------------------------------------------------------------------------------------
4th Floor    $ 7,895.68   $ 7,895.68   $ 7,895.68   $ 7,895.68   $ 7,895.68   $ 7,895.68   $ 7,895.68   $ 7,895.68   $ 7,895.68
-------------------------------------------------------------------------------------------------------------------------------
5th Floor    $ 7,573.75   $ 7,573.75   $ 7,573.75   $ 7,573.75   $ 7,573.75   $ 7,573.75   $ 7,573.75   $ 7,573.75   $ 7,573.75
-------------------------------------------------------------------------------------------------------------------------------
11th Floor   $ 8,212.50   $ 8,212.50   $ 8,212.50   $ 8,212.50   $ 8,212.50   $ 8,212.50   $ 8,582.06   $ 8,582.06   $ 8,582.06
-------------==========   ==========   ==========   ==========   ==========   ==========   ==========   ==========   ==========
             $30,981.93   $30,981.93   $30,981.93   $30,981.93   $30,981.93   $30,981.93   $31,351.49   $31,351.49   $31,351.49
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
               Nov-98       Dec-98       Jan-99       Feb-99       Mar-99       Apr-99       May-99       Jun-99       Jul-99
-------------------------------------------------------------------------------------------------------------------------------
3rd Floor    $ 7,300.00   $ 7,300.00   $ 7,300.00   $ 7,300.00   $ 7,300.00   $ 7,300.00   $ 7,300.00   $ 7,300.00   $ 7,300.00
-------------------------------------------------------------------------------------------------------------------------------
4th Floor    $ 8,211.52   $ 8,211.52   $ 8,211.52   $ 8,211.52   $ 8,211.52   $ 8,211.52   $ 8,211.52   $ 8,211.52   $ 8,211.52
-------------------------------------------------------------------------------------------------------------------------------
5th Floor
-------------------------------------------------------------------------------------------------------------------------------
11th Floor   $ 8,582.06   $ 8,582.06   $ 8,582.06   $ 8,582.06   $ 8,582.06   $ 8,582.06
-------------==========   ==========   ==========   ==========   ==========   ==========
             $24,093.58   $24,093.58   $24,093.58   $24,093.58   $24,093.58   $24,093.58
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
               Nov-99       Dec-99       Jan-00       Feb-00       Mar-00       Apr-00       May-00       Jun-00       Jul-00
-------------------------------------------------------------------------------------------------------------------------------
3rd Floor
-------------------------------------------------------------------------------------------------------------------------------
4th Floor    $ 8,539.97   $ 8,539.97   $ 8,539.97   $ 8,539.97   $ 8,539.97   $ 8,539.97   $ 8,539.97   $ 8,539.97   $ 8,539.97
-------------------------------------------------------------------------------------------------------------------------------
5th Floor
-------------------------------------------------------------------------------------------------------------------------------
11th Floor
-------------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------
                  Aug-97       Sep-97       Oct-97
----------------------------------------------------
3rd Floor       $ 7,300.00   $ 7,300.00   $ 7,300.00
----------------------------------------------------
4th Floor       $ 7,592.00   $ 7,895.68   $ 7,895.68
----------------------------------------------------
5th Floor       $ 7,300.00   $ 7,300.00   $ 7,300.00
----------------------------------------------------
11th Floor      $ 8,212.50   $ 8,212.50   $ 8,212.50
----------------==========   ==========   ==========
                $30,404.50   $30,708.18   $30,708.18
----------------------------------------------------

----------------------------------------------------
                  Aug-98       Sep-98       Oct-98
----------------------------------------------------
3rd Floor       $ 7,300.00   $ 7,300.00   $ 7,300.00
----------------------------------------------------
4th Floor       $ 7,895.68   $ 8,211.52   $ 8,211.52
----------------------------------------------------
5th Floor       $ 7,573.75   $ 7,573.75   $ 7,573.75
----------------------------------------------------
11th Floor      $ 8,582.06   $ 8,582.06   $ 8,582.06
----------------==========   ==========   ==========
                $31,351.49   $31,667.33   $31,667.33
----------------------------------------------------

----------------------------------------------------
                  Aug-99       Sep-99       Oct-99
----------------------------------------------------
3rd Floor       $ 7,300.00   $ 7,300.00   $ 7,300.00
----------------------------------------------------
4th Floor       $ 8,211.52   $ 8,539.97   $ 8,539.97
----------------------------------------------------
5th Floor
----------------------------------------------------
11th Floor
----------------------------------------------------



----------------------------------------------------
                  Aug-00       Sep-00       Oct-00
----------------------------------------------------
3rd Floor
----------------------------------------------------
4th Floor       $ 8,539.97
----------------------------------------------------
5th Floor
----------------------------------------------------
11th Floor
----------------------------------------------------


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